CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT ANAPTYSBIO, INC. TREATS AS PRIVATE OR CONFIDENTIAL. Execution Version EXCLUSIVE LICENSE AGREEMENT BY AND BETWEEN ANAPTYSBIO, INC. AND VANDA PHARMACEUTICALS INC. January 31, 2025

i TABLE OF CONTENTS Page Article 1 DEFINITIONS..................................................................................................................1 Article 2 LICENSE ........................................................................................................................13 2.1 Exclusive License to Licensee .....................................................................................13 2.2 Right to Sublicense ......................................................................................................13 2.3 Right to Subcontract ....................................................................................................14 2.4 Anaptys Retained Rights .............................................................................................14 2.5 No Implied Licenses ....................................................................................................14 2.6 Existing In-License ......................................................................................................14 2.7 Third Party Licenses ....................................................................................................14 Article 3 TRANSITION ................................................................................................................15 3.1 Transition Plan; Technology Transfer .........................................................................15 3.1.1 Transition Plan ...........................................................................................15 3.1.2 Transition Leads.........................................................................................15 3.1.3 Contracts with Anaptys Vendors and Subcontractors ...............................15 3.1.4 Assistance by Anaptys Personnel ..............................................................16 3.1.5 Existing Materials & Manufacturing Credit ..............................................16 3.2 Development and Commercialization .........................................................................16 3.2.1 Responsibility ............................................................................................16 3.2.2 Anaptys Assistance with Regulatory Submissions ....................................16 3.2.3 Licensee Diligence .....................................................................................17 3.2.4 Development Reports.................................................................................17 3.3 Reimbursement of Costs ..............................................................................................17 Article 4 PAYMENTS ...................................................................................................................17 4.1 Upfront Fee ..................................................................................................................18 4.2 Milestones Payments ...................................................................................................18 4.3 Royalty Payments ........................................................................................................18 4.3.1 Royalty Payments for Licensed Products ..................................................18 4.3.2 Royalty Reductions ....................................................................................18 4.4 Payment Terms ............................................................................................................19 4.4.1 Milestone Payments ...................................................................................19 4.4.2 Royalty Payments ......................................................................................19 4.5 Payment Currency .......................................................................................................20 4.6 Late Payments ..............................................................................................................20 4.7 Payments to Third Parties ............................................................................................20 4.8 Records and Audit Rights ............................................................................................20 4.9 Taxes ............................................................................................................................20 4.9.1 Withholding Taxes Generally ....................................................................20 4.9.2 VAT ...........................................................................................................21 4.10 Blocked Currency ......................................................................................................21

ii TABLE OF CONTENTS (continued) Page Article 5 CONFIDENTIALITY ....................................................................................................21 5.1 Confidential Information .............................................................................................21 5.2 Duty of Confidence; Exceptions ..................................................................................22 5.3 Authorized Disclosures ................................................................................................22 5.4 Prior Confidentiality Agreements ................................................................................23 5.5 Public Disclosures; Securities Filings .........................................................................23 5.5.1 Press Release ..............................................................................................23 5.5.2 Securities Filings ........................................................................................24 5.6 Use of Names ...............................................................................................................24 Article 6 INTELLECTUAL PROPERTY .....................................................................................24 6.1 Ownership ....................................................................................................................24 6.2 Patent Prosecution and Maintenance ...........................................................................25 6.2.1 Anaptys Patents ..........................................................................................25 6.2.2 Licensee Collaboration Patents ..................................................................25 6.3 Cooperation for Patent Extensions ..............................................................................25 6.4 Patent Listings .............................................................................................................26 6.5 Common Interest Disclosures ......................................................................................26 6.6 Patent Enforcement ......................................................................................................26 6.6.1 Notice .........................................................................................................26 6.6.2 Enforcement ...............................................................................................26 6.6.3 Licensee Collaboration Patents ..................................................................27 6.6.4 Biosimilar Action .......................................................................................27 6.6.5 Recoveries ..................................................................................................28 6.7 Infringement of Third Party Rights .............................................................................28 6.7.1 Notice .........................................................................................................28 6.7.2 Defense ......................................................................................................28 6.8 Patent Marking.............................................................................................................29 6.9 Trademarks ..................................................................................................................29 Article 7 REPRESENTATIONS, WARRANTIES, AND COVENANTS ...................................29 7.1 Representations, Warranties of Each Party .................................................................29 7.2 Representations and Warranties of Anaptys ................................................................29 7.3 Data Privacy.................................................................................................................31 7.4 Licensee Covenants .....................................................................................................32 7.5 Anaptys Covenants ......................................................................................................32 7.6 No Other Warranties ....................................................................................................33 Article 8 INDEMNIFICATION ....................................................................................................33 8.1 Indemnification by Licensee........................................................................................33 8.2 Indemnification by Anaptys ........................................................................................33 8.3 Procedure .....................................................................................................................33

iii TABLE OF CONTENTS (continued) Page 8.3.1 Notice .........................................................................................................34 8.3.2 Procedure ...................................................................................................34 8.4 Insurance ......................................................................................................................34 8.5 Limitation of Liability .................................................................................................35 8.6 Mitigation of Loss .......................................................................................................35 Article 9 TERM AND TERMINATION .......................................................................................35 9.1 Term .............................................................................................................................35 9.2 Termination by Licensee for Convenience ..................................................................35 9.3 Termination for Material Breach .................................................................................35 9.4 Termination for Bankruptcy ........................................................................................36 9.4.1 Right to Terminate .....................................................................................36 9.4.2 Rights in Bankruptcy .................................................................................36 9.5 Termination for Patent Challenge ................................................................................37 9.6 Full Force and Effect During Notice Period ................................................................37 9.7 Effect of Termination ..................................................................................................37 9.7.1 License .......................................................................................................37 9.7.2 Sublicense Survival ....................................................................................37 9.7.3 Winddown; Sell-Off...................................................................................38 9.7.4 Program Reversion.....................................................................................38 9.8 Confidential Information .............................................................................................39 9.9 Termination Not Sole Remedy ....................................................................................39 9.10 Survival ......................................................................................................................39 Article 10 MISCELLANEOUS .....................................................................................................39 10.1 Assignment ................................................................................................................39 10.1.1 Generally ....................................................................................................39 10.1.2 Effect of Change of Control .......................................................................40 10.2 Use of Affiliates .........................................................................................................40 10.3 Severability ................................................................................................................40 10.4 Governing Law; English Language ...........................................................................40 10.5 Dispute Resolution ....................................................................................................40 10.5.1 Disputes......................................................................................................40 10.5.2 Dispute Resolution .....................................................................................40 10.5.3 Equitable Relief .........................................................................................41 10.6 Force Majeure ............................................................................................................41 10.7 Waivers and Amendments .........................................................................................41 10.8 Relationship of the Parties .........................................................................................41 10.9 Notices .......................................................................................................................41 10.10 No Third Party Beneficiary Rights ..........................................................................42 10.11 Further Assurances ..................................................................................................42 10.12 Entire Agreement .....................................................................................................42

TABLE OF CONTENTS
(continued)

Page

10.13 Counterparts....42
10.14 Expenses....43
10.15 Construction; Interpretation....43
    10.15.1 Construction....43
    10.15.2 Interpretation....43
10.16 Cumulative Remedies....43
10.17 Export....43

iv

Execution Version EXCLUSIVE LICENSE AGREEMENT This EXCLUSIVE LICENSE AGREEMENT (“Agreement”) is entered into as of January 31, 2025 (the “Effective Date”), by and between AnaptysBio, Inc., a Delaware corporation located at 10770 Wateridge Circle, Suite 210, San Diego, CA 92121-5801 (“Anaptys”) and Vanda Pharmaceuticals Inc., a Delaware corporation with an address at 2200 Pennsylvania Ave. NW, Suite 300E, Washington, DC 20037 (“Licensee”). Anaptys and Licensee may be referred to in this Agreement individually as a “Party” or collectively as the “Parties.” BACKGROUND WHEREAS, Anaptys is a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics, and owns and controls certain intellectual property relating to imsidolimab, an antibody that inhibits the function of the interleukin-36 receptor (IL-36R); WHEREAS, Licensee is a global pharmaceutical company; and WHEREAS, Licensee wishes to obtain from Anaptys a worldwide, exclusive license to develop, manufacture and commercialize Licensed Compounds and Licensed Products (in each case as defined herein), and Anaptys is willing to grant such a license to Licensee in accordance with the terms and conditions set forth herein. NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by both Parties, the Parties agree as follows: ARTICLE 1 DEFINITIONS Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1 and elsewhere in this Agreement, whether used in the singular or plural, shall have the meanings specified. 1.1 “Accounting Standards” means GAAP, IAS/IFRS or equivalent accounting standards consistently applied by the applicable Party or other entity in maintaining its books and records. 1.2 “Acquiror” means a Third Party that acquires a Party through a Change of Control, together with any Affiliates of such Third Party existing immediately prior to the consummation of such acquisition. For clarity, an “Acquiror” of a Party shall exclude the Party and all of its Affiliates existing immediately prior to the consummation of such acquisition. 1.3 “Affiliate” means any entity directly or indirectly controlled by, controlling, or under common control with, a Party to this Agreement, regardless of whether such entity is or becomes an Affiliate on or after the Effective Date, but only for so long as such control exists. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of

2 fifty percent (50%) or more (or the maximum ownership interest permitted by Applicable Law giving control) of the voting securities or other ownership or general partnership interest (whether directly or indirectly) or other comparable equity interests in an entity. 1.4 “Anaptys Indemnitee” has the meaning set forth in Section 8.1. 1.5 “Anaptys Know-How” means all Know-How Controlled by Anaptys or any of its Affiliates as of the Effective Date that is necessary or reasonably useful to Develop, Manufacture or Commercialize the Existing Licensed Compound and Existing Licensed Product. 1.6 “Anaptys Materials” means all Materials Controlled by Anaptys or any of its Affiliates as of the Effective Date that are necessary or reasonably useful to Develop, Manufacture or Commercialize the Licensed Compounds and Licensed Products. The Anaptys Materials are listed on Schedule 1.6 hereto. 1.7 “Anaptys Patents” means all (a) Patent Rights Controlled by Anaptys or any of its Affiliates as of the Effective Date that Cover the Licensed Compounds and Licensed Products, or (b) subject to Section 10.1.2, become Controlled by Anaptys or its Affiliates during the Term that Cover the Licensed Compounds and Licensed Products. The Anaptys Patents existing as of the Effective Date are listed on Schedule 1.7 hereto. For clarity, Anaptys Patents include Anaptys’s interest in Joint Patents. 1.8 “Anaptys Technology” means the Anaptys Know-How, Anaptys Materials and Anaptys Patents. 1.9 “Applicable Law” means all laws, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit or similar right granted under any of the foregoing) and any other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party’s activities in connection with this Agreement. 1.10 “Audited Party” has the meaning set forth in Section 4.8. 1.11 “Auditing Party” has the meaning set forth in Section 4.8. 1.12 “Biosimilar Action” has the meaning set forth in Section 6.6.4. 1.13 “Biosimilar Product” means, with respect to a Licensed Product and country, any product (including a “biogeneric,” “follow-on biologic,” “follow-on biological product,” “follow- on protein product,” “similar biological medicinal product,” or “biosimilar product”) approved by way of an expedited or abbreviated regulatory mechanism by the relevant Regulatory Authority in such country in reference to such Licensed Product (or to any data in the Regulatory Approval for such Licensed Product), that in each case: (a) is sold in such country by a Third Party that is not a Sublicensee of Licensee or any of its Affiliates and that did not purchase such product in a chain of distribution that included Licensee or any of its Affiliates or Sublicensees; and (b) meets the equivalency determination by the applicable Regulatory Authority in such country (e.g., a determination that the product is “comparable,” “interchangeable,” “bioequivalent,” “biosimilar,” or other term of similar meaning, with respect to the Licensed Product), including a product approved as a “Biosimilar Biologic Product” under Title VII, Subtitle A Biologics Price

3 Competition and Innovation Act of 2009, Section 42 U.S.C. 262, Section 351 of the PHSA, or in accordance with European Directive 2001/83/EC on the Community Code for medicinal products (Article 10(4) and Section 4, Part II of Annex I), each as amended, and any counterparts thereof or equivalent process in any country. 1.14 “BLA” means (a) a Biologics License Application (as defined in the PHSA) filed with the FDA to gain approval to market a biological product in the U.S., as more fully defined in 21 U.S. CFR § 601, (b) a marketing authorization application filed with (i) the EMA under the centralized EMA filing procedure to gain approval to market a biological product in the EU, or (ii) a Regulatory Authority in any EU country if the centralized EMA filing procedure is not used to gain approval to market a biological product in the EU, or (c) any equivalent application or request for authorization filed in support of approval to market a biological or pharmaceutical product in any country, in each case ((a) through (c)), including any amendments and supplements thereto but excluding applications for Pricing and Reimbursement Approval. 1.15 “Business Day” means a day other than any Saturday, Sunday or other day on which banking institutions in the United States are authorized or required by Applicable Law to remain closed. 1.16 “Calendar Quarter” means any of the three (3) consecutive calendar month periods beginning on January 1, April 1, July 1 or October 1 of any year, except that the first Calendar Quarter shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term. 1.17 “Calendar Year” means any of the twelve (12) consecutive calendar month periods beginning on January 1 and ending on December 31, except that the first Calendar Year shall commence on the Effective Date and end on the first December 31 to occur after the Effective Date, and the last Calendar Year shall end on the last day of the Term. 1.18 “CDA” has the meaning set forth in Section 5.4. 1.19 “Change of Control” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date: (a) any Third Party “person” or “group” (as such terms are defined below) (i) is or becomes, through one or a series of transactions, the “beneficial owner” (as defined below), directly or indirectly, of the then-outstanding shares of common stock of such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) representing fifty percent (50%) or more of the total then-outstanding common stock (or foreign equivalent thereof) (the “Outstanding Common Stock”), (ii) is or becomes, through one or a series of transactions, the “beneficial owner”, directly or indirectly, of shares of securities, capital stock or other interests (including partnership interests) of such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) then-outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Outstanding Voting Stock”) of such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) representing fifty percent (50%) or more of the total

4 voting power of all Outstanding Voting Stock of such Party (or any direct or indirect parent entity or ultimate parent entity of such Party), or (iii) has the power, directly or indirectly, to elect a majority of the members of the Party’s (or any direct or indirect parent entities or ultimate parent entities of such Party) board of directors (or similar governing body); or (b) such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) enters into a merger, consolidation or similar transaction with a Person (whether or not such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) is the surviving entity) (a “Business Combination”), in each case, unless, following such Business Combination, (i) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Stock of such Party (and the ultimate parent entity thereof) immediately prior to such Business Combination beneficially own, directly or indirectly, fifty percent (50%) or more of, respectively, (1) the then-outstanding shares of common stock (or foreign equivalent thereof) and (2) the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation or other entity resulting from such Business Combination (and the ultimate parent entity thereof) and (ii) fifty percent (50%) or more of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination (and ultimate parent entity thereof, as applicable) were members of the board of directors (or similar governing body) of such Party (or ultimate parent entity of such Party, as applicable) at the time of the execution of the initial agreement, or became members of the board of directors of such corporation or other entity by virtue of the action of the board of directors (or similar governing body) of such Party (or ultimate parent entity), providing for such Business Combination; or (c) such Party (and its Affiliates) sells, exchanges or otherwise transfers to any Third Party, directly or indirectly (including through the transfer of shares or other ownership interests in Affiliates), in one or a series of transactions, the properties and assets representing all or substantially all of such Party’s total assets (together with all or substantially all of the properties and assets of its Affiliates). For the purpose of this definition of Change of Control, (x) “person” and “group” have the meanings given such terms under Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the aforesaid Act; (y) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (z) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.” 1.20 “Clinical Trial” means a clinical study involving the administration of a pharmaceutical or biological product to a human subject that is required by Applicable Law or otherwise recommended by the applicable Regulatory Authorities to obtain or maintain Regulatory Approval for a Licensed Product for an Indication, including any open label extension study. 1.21 “CMC” means chemistry, manufacturing and controls. 1.22 “CMO” means a Third Party contract manufacturing organization.

5 1.23 “Combination Product” means a Licensed Product that (a) contains one (1) or more therapeutically or prophylactically active compound(s) or ingredients (excluding formulation components) other than the Licensed Compound (each, an “Additional Active”), or (b) is co- packaged or combined with one (1) or more Additional Actives and sold for a single price. 1.24 “Commercialize” means any and all activities directed to the offering for sale and sale of a pharmaceutical or biological product, including activities directed to marketing, promoting, advertising, detailing, storing, distributing, importing, exporting, selling and offering to sell (including receiving, accepting, and filling orders), booking and recording sales, interacting with Regulatory Authorities regarding any of the foregoing and seeking Pricing and Reimbursement Approvals. “Commercialization” and “Commercializing” have a corresponding meaning. 1.25 “Commercially Reasonable Efforts” means, with respect to Licensee’s obligations under this Agreement, those efforts and resources typically used by a similarly situated pharmaceutical or biological company for the Development, Manufacture or Commercialization of products owned by it (or to which it has exclusive rights) that are at a similar stage of development or product life, but in any event no less than the use of diligent, good faith efforts and allocation of resources, taking into account, as applicable, the proprietary position (including patent and other proprietary positions), competitiveness of alternative products in the marketplace, regulatory status, approved labeling, product profile, safety and efficacy, and other relevant scientific, technical, regulatory and commercial factors of the License Product(s). Such efforts shall include, without limitation: (i) assigning responsibilities for activities to specific employee(s) who are held accountable for the progress, monitoring and completion of such activities, (ii) setting and seeking to reasonably achieve meaningful objectives for carrying out such activities, and (iii) making and implementing reasonable decisions and allocating resources to advance progress with respect to and complete such objectives. 1.26 “Competitive Infringement” has the meaning set forth in Section 6.6.1. 1.27 “Confidential Information” has the meaning set forth in Section 5.1. 1.28 “Control” means, subject to Section 10.1.2 with respect to any Know-How, Regulatory Materials, Patent Rights, Materials or other rights, the possession by a Party or any of its Affiliates of the legal authority or right, directly or indirectly, (whether by ownership, license or otherwise, other than by operation of the licenses and other grants in this Agreement) to grant to the other Party a license, sublicense, right to use, right to access or other right under such Know- How, Regulatory Material, Patent Right, Material or other right without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such license, sublicense, right to use or right to access. “Controlled” has a corresponding meaning. 1.29 “Cover” means (a) with respect to a claim of an issued Patent Right and a compound or product, that the manufacture, use, offer for sale, sale or importation of such compound or product would infringe such claim in the country in which such activity occurs (absent a license to or ownership thereof), or (b) with respect to a claim of a pending Patent Right and a compound or product, that the manufacture, use, offer for sale, sale or importation of such compound or

6 product would, if such claim were to issue in its current form, infringe such claim in the country in which such activity occurs (absent a license to or ownership thereof). “Covered” has a corresponding meaning. 1.30 “Data Protection Laws” has the meaning set forth in Section 7.3. 1.31 “Develop” means any and all pre-clinical, non-clinical and clinical research and development activities for a pharmaceutical or biological product, including activities related to preclinical research and studies, the reporting, preparation and presentation of study results with respect to Licensed Products, Clinical Trials, toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies, supply of such product for use in the foregoing activities (including placebos and comparators), stability testing, process development, delivery system development, quality assistance and quality control development, statistical analyses, the preparation and submission of INDs, BLAs and other Regulatory Materials for the purpose of obtaining, registering and maintaining Regulatory Approval of such product, as well all interactions with Regulatory Authorities with respect to the foregoing, and including any activities relating to the Manufacture of Licensed Product. “Developing” and “Development” have a corresponding meaning. 1.32 “Directed To IL-36R” means, with respect to a compound, molecule, biologic or product, that such compound, molecule, biologic or product is selected or developed to directly bind to IL-36R or its ligands, IL-36RA, IL-36a, IL-36b and IL-36g, for therapeutic benefit. 1.33 “Dispute” has the meaning set forth in Section 10.5.1. 1.34 “Distributor” means any Third Party that purchases Licensed Product from Licensee, its Affiliates or Sublicensees for resale in the Territory and that takes title to or holds inventory for resale of such Licensed Product. For clarity, a “Distributor” shall not be considered a Sublicensee for purposes of this Agreement even if (sub)licenses are granted to such Distributor for purposes of conducting its resale activities. 1.35 “DPA” has the meaning set forth in Section 7.3. 1.36 “Electronic Delivery” has the meaning set forth in Section 10.13. 1.37 “Enforcement Action” has the meaning set forth in Section 6.6.2. 1.38 “EU5” means France, Germany, Italy, Spain and the United Kingdom. 1.39 “European Union” or “EU” means the European Union. 1.40 “Executive Officers” means Licensee’s Chief Executive Officer, or her or his designee, and Anaptys’s Chief Executive Officer, or her or his designee, provided that any such designee must have decision-making authority on behalf of the applicable Party. 1.41 “Existing In-License Agreement” means that certain Non-Exclusive Research and Commercial License Agreement having an effective date of May 15, 2009, and First Amendment thereto having an effective date of March 1, 2024, in each case between Anaptys and Millipore

7 Corporation. Anaptys has provided to Licensee a true, complete and unredacted version of the Existing In-License Agreement. 1.42 “Existing Licensed Compound” means the antibody known as “imsidolimab”, previously known as ANB019, as described in more detail in Schedule 1.42. 1.43 “Existing Licensed Product” means the Licensed Product being Developed by Anaptys as of the Effective Date comprising the Existing Licensed Compound. 1.44 “Existing Product” has the meaning set forth in Section 3.1.5. 1.45 “External Costs” means, with respect to a Party, all external costs and expenses actually and reasonably incurred by a Party or its Affiliate in performing the relevant activity(ies), including costs of materials (including taxes and duties thereon, but without markup) and Third Party contract costs (such as contract costs with Third Party consultants, subcontractors and vendors) to perform the relevant activity(ies), but excluding any (a) capital expenditures and financing costs, and (b) employee salaries and benefits. 1.46 “FDA” means the United States Food and Drug Administration or any successor entity thereto. 1.47 “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as may be amended from time to time. 1.48 “Field” means therapeutic or diagnostic uses for the treatment or palliation of diseases in humans. 1.49 “First Commercial Sale” means, with respect to a Licensed Product and country, the first sale of such Licensed Product by or on behalf of Licensee, its Affiliates or Sublicensees to a Third Party for distribution, use or consumption in such country after all Regulatory Approvals (excluding Pricing and Reimbursement Approvals) have been obtained for such Licensed Product in such country. For clarity, the sale of a Licensed Product for promotional use (including samples), use in Clinical Trials or other Development activities, compassionate use, named patient sales, international pharmacy sales, patient assistance programs or other early access programs, in each case at or below cost, shall not constitute a First Commercial Sale. 1.50 “Force Majeure” has the meaning set forth in Section 10.6. 1.51 “FTE” means an individual employee of Anaptys or its Affiliates (for clarity, excluding Third Party consultants). 1.52 “FTE Costs” means, for any period and activities, the product obtained by multiplying (a) the total hours devoted by FTEs to the performance of such activities during such period, by (b) the FTE Rate. 1.53 “FTE Rate” means a rate of [***] per hour. As between the Parties, the Party employing such FTE will be solely responsible for the payment of all compensation to such FTE, as well as for the payment of all withholding taxes, social security, workers’ compensation,

8 unemployment and disability insurance or similar items required by any Governmental Authority in connection with the employment of such FTE. 1.54 “GAAP” means generally accepted accounting principles in the United States, consistently applied. 1.55 “GCP” means the applicable then-current standards for clinical activities for pharmaceuticals or biologicals, as set forth in the FFDCA and any regulations or guidance documents promulgated thereunder that have the force of law, as amended from time to time, together with, with respect to work performed in a country other than the United States, any similar standards of good clinical practice as are required by any Regulatory Authority in such country. 1.56 “GEMINI-2” means the Phase 3 study of imsidolimab (NCT05366855) conducted to evaluate the safety and efficacy of imsidolimab for the prevention or reduction in severity of recurrence of GPP flares in patients previously treated in GEMINI-2, the data from which may be supportive of the inclusion of language in the imsidolimab product label that would allow for the prophylactic or chronic treatment of GPP patients who are not currently in flare. 1.57 “GLP” means the applicable then-current standards for laboratory, non-clinical activities that will be submitted to a Regulatory Authority in support of Regulatory Approval for pharmaceuticals or biologicals, as set forth in the FFDCA and any regulations or guidance documents promulgated thereunder that have the force of law, as amended from time to time, together with, with respect to work performed in a country other than the United States, any similar standards of good laboratory practice as are required by any Regulatory Authority in such country. 1.58 “GMP” means the applicable then-current standards for conducting Manufacturing activities for pharmaceuticals or biologicals (or active pharmaceutical ingredients) as are required by any applicable Regulatory Authority in the Territory to assure that it meets the Applicable Law for safety and has the identity and strength and meets the quality and purity characteristics. 1.59 “GPP” means generalized pustular psoriasis. 1.60 “Governmental Authority” means any federal, state, national, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body). 1.61 “IAS/IFRS” means International Accounting Standards/International Financial Reporting Standards of the International Accounting Standards Board, consistently applied. 1.62 “IND” means an investigational new drug application, clinical trial authorization application or similar application or submission (including any supplements of any of the foregoing) for approval to conduct Clinical Trials of a pharmaceutical or biological product filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority. 1.63 “Indemnified Party” has the meaning set forth in Section 8.3.1.

9 1.64 “Indemnifying Party” has the meaning set forth in Section 8.3.1. 1.65 “Indication” means a disease or pathological condition for which clinical results for such disease or condition and a separate BLA or a supplement (or other addition) to a BLA is or would be reasonably expected to be required for the purpose of obtaining Regulatory Approval in a country or jurisdiction. Notwithstanding the foregoing, (a) the broadening of use of a product for different stages of a particular disease or condition shall be separate Indications, (b) moving from one line of therapy to another for a particular disease or condition will be considered to be a new Indication, (e.g., moving from second line therapy to first line therapy), and (c) obtaining a label expansion for use of a product in combination with another product in the same disease or condition will be considered to be a new Indication. In particular, treatment of GPP flares and chronic maintenance to prevent GPP flares shall be considered separate and distinct Indications. For clarity, an initial BLA or supplemental BLA may result in Regulatory Approval for two Indications. 1.66 “Joint Patents” has the meaning set forth in Section 6.1. 1.67 “Know-How” means any proprietary or confidential scientific or technical information, inventions, discoveries, results and data of any type whatsoever, in any tangible or intangible form, including inventions, discoveries, databases, safety information, practices, methods, instructions, techniques, processes, drawings, documentation, specifications, formulations, formulae, knowledge, know-how, trade secrets, skill, experience, test data and other information and technology applicable to formulations, compositions or products or to their manufacture, development, registration, use, marketing or sale or to methods of assaying or testing them, including pharmacological, pharmaceutical, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, physical and analytical, safety, quality control data, manufacturing, and stability data, studies and procedures, and manufacturing process and development information, results and data. Know-How excludes Materials. 1.68 “Knowledge of Anaptys” means the actual knowledge of the Chief Executive Officer and Chief Legal Officer of Anaptys, and what such individuals should have known after reasonable inquiry of his or her direct reports with respect to any matter in question without having to conduct any further inquiry. 1.69 “Licensed Compound” means (a) the Existing Licensed Compound, and (b) any derivative or modification of the Existing Licensed Compound made by or on behalf of Licensee, its Affiliates or Sublicensees, so long as such derivative or modified antibody is in monospecific form and Directed To IL-36R. 1.70 “Licensed Product” means any product containing or comprising a Licensed Compound (alone or in the form of a Combination Product) in all forms, presentations, formulations, methods of administration and dosages. For clarity, a Licensed Product containing or comprising a Licensed Compound, and a Licensed Product containing or comprising a different Licensed Compound, shall be two different Licensed Products, unless otherwise comprising a Combination Product of such two different Licensed Compounds.

10 1.71 “Licensee Collaboration Know-How” means any and all Know-How, whether or not patentable, generated, created, developed, conceived, reduced to practice or otherwise made during the Term by or on behalf of Licensee, its Affiliates or Sublicensees in the performance of activities under this Agreement. 1.72 “Licensee Collaboration Patents” means any and all Patent Rights that claim Licensee Collaboration Know-How. 1.73 “Licensee Indemnitee” has the meaning set forth in Section 8.2. 1.74 “Losses” has the meaning set forth in Section 8.1. 1.75 “Major Market” means the United States and EU5. 1.76 “Manufacture” means all activities in connection with the manufacture of a pharmaceutical or biological product, including the processing, formulating, testing (including quality control, quality assurance and lot release testing), bulk packaging, filling, finishing, packaging, labeling, inspecting, receiving, storage, release, shipping and delivery, sourcing of materials, process qualification, validation and optimization, and stability testing of such product. “Manufacturing” and “Manufactured” have a corresponding meaning. 1.77 “Materials” means any and all biological and other physical materials. 1.78 “Milestone Event” has the meaning set forth in Section 4.2. 1.79 “Milestone Payment” has the meaning set forth in Section 4.2. 1.80 “Net Sales” means, with respect to a Licensed Product, the gross amount invoiced by Licensee, its Affiliates or Sublicensees (each a “Selling Party”) to Third Parties (excluding Sublicensees, but including Distributors) for such Licensed Product in the Territory, less: [***]. 1.81 “New License Agreement” has the meaning set forth in Section 9.7.2. 1.82 “Patent Right(s)” means all patents and patent applications (including any certificates of invention, supplementary protection certificates and applications therefor, applications for certificates of invention and priority rights) in any country or other jurisdiction, including all international applications, provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications, including requests for continued examination, divisional applications and renewals, and all letters, patents or certificates of invention granted thereon, and all reissues, reexaminations, term extensions, term adjustments, term restorations, renewals, supplemental protection certificates, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, in each case, in any country or other jurisdiction. 1.83 “Patent Term Extension” has the meaning set forth in Section 6.3.

11 1.84 “Person” means any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization or governmental or political subdivision thereof. 1.85 “Personal Data” has the meaning set forth in Section 7.3. 1.86 “PHSA” means the United States Public Health Service Act, as amended. 1.87 “Pricing and Reimbursement Approval” means, in a country or other jurisdiction where the Governmental Authorities of such country or jurisdiction approve or determine the price that can be charged for a pharmaceutical or biological product in such country or jurisdiction, or that can be reimbursed by Governmental Authorities for such product in such country or jurisdiction, (a) the approval, agreement, determination, or decision by the relevant Governmental Authorities establishing the price that can be legally charged to consumers for such product in such country or jurisdiction, or (b) the approval, agreement, determination, or decision by the relevant Governmental Authorities establishing the level of reimbursement that will be reimbursed by Governmental Authorities for such product in such country or jurisdiction. 1.88 “Prosecute and Maintain” means activities directed to (a) preparing, filing, prosecuting and maintaining Patent Rights, (b) managing and settling any interference, opposition, re-issue, reexamination, supplemental examination, invalidation (including inter partes or post- grant review proceedings), revocation, nullification or cancellation proceeding relating to the foregoing, but excluding the managing and settling the defense of challenges to Patent Rights in a declaratory judgment action or as part a counterclaim in an infringement proceeding. 1.89 “Regulatory Approval” means, with respect to a given pharmaceutical or biological product and a given country or other jurisdiction, any and all approvals, licenses, registrations, or authorizations of any Regulatory Authority necessary to Commercialize such product in such country or other jurisdiction, including BLA approval or authorization and, where applicable, Pricing and Reimbursement Approval. 1.90 “Regulatory Authority” means any applicable Governmental Authority with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a pharmaceutical or biological product, including any Governmental Authority having the authority to grant Regulatory Approval or Pricing and Reimbursement Approval, including without limitation, the FDA and the European Medicines Agency (“EMA”). 1.91 “Regulatory Exclusivity” means, with respect to a given pharmaceutical or biological product and a given country, a period of exclusivity (other than exclusivity due to Patent Rights) granted or afforded under Applicable Law or by a Regulatory Authority in such country or other jurisdiction that restricts, limits or prevents a Third Party from respect to such Licensed Product in such country in an application for Regulatory Approval or Commercializing any Biosimilar Product of such product in such country, such as new chemical entity, orphan drug or pediatric exclusivity granted or afforded pursuant to the FFDCA. 1.92 “Regulatory Materials” means all (a) applications (including all INDs, BLAs and applications for Pricing and Reimbursement Approval), registrations, licenses, authorizations and

12 approvals (including Regulatory Approvals and Pricing and Reimbursement Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files, (c) supplements or changes to any of the foregoing and (d) clinical and other data, including Clinical Trial data, contained or relied upon in any of the foregoing. 1.93 “Regulatory Submissions” means all Regulatory Materials submitted to a Regulatory Authority in support of the Development, Manufacture or Commercialization of a pharmaceutical or biological product. 1.94 “Royalty Term” means, on a Licensed Product-by-Licensed Product and country- by-country basis, the period beginning on the First Commercial Sale of such Licensed Product in such country until the latest of: (a) the expiration of the last Valid Claim of the Anaptys Patents that Covers such Licensed Product in such country, (b) ten (10) years after the First Commercial Sale of such Licensed Product in such country, and (c) termination or expiration of all Regulatory Exclusivities for such Licensed Product in such country. 1.95 “Securities Regulations” has the meaning set forth in Section 5.5.2. 1.96 “Securities Regulator” has the meaning set forth in Section 5.5.2. 1.97 “Subcontractor” has the meaning set forth in Section 2.3. 1.98 “Sublicensee” has the meaning set forth in Section 2.2. 1.99 “Technology Transfer” has the meaning set forth in Section 3.1.1. 1.100 “Term” has the meaning set forth in Section 9.1. 1.101 “Territory” means worldwide. 1.102 “Third Party” means any Person, other than a Party or an Affiliate of a Party. 1.103 “Third Party Agreements” has the meaning set forth in Section 3.1.3. 1.104 “Third Party Claim” has the meaning set forth in Section 8.1. 1.105 “Third Party Infringement Claim” has the meaning set forth in Section 6.7.1. 1.106 “Transition Lead” has the meaning set forth in Section 3.1.2. 1.107 “Transition Plan” has the meaning set forth in Section 3.1.1. 1.108 “Transition Period” has the meaning set forth in Section 3.1.1.

13 1.109 “United States” or “U.S.” means the United States of America and its territories and possessions. 1.110 “Upfront Fee” has the meaning set forth in Section 4.1. 1.111 “U.S. Bankruptcy Code” has the meaning set forth in Section 9.4.2. 1.112 “USD” or “Dollars” means United States dollars. 1.113 “Valid Claim” means (a) a claim of any issued and unexpired patent whose validity, enforceability or patentability has not been rendered invalid by any of the following: (i) irretrievable lapse, abandonment, revocation, cancellation, dedication to the public or disclaimer; or (ii) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal, or (b) a claim of a pending patent application, provided that if such claim does not issue as a valid and enforceable claim within five (5) years from its local filing date and such claim has not been abandoned or finally disallowed without the possibility of appeal, such claim shall cease to be a Valid Claim unless and until it is actually issued. 1.114 “VAT” has the meaning set forth in Section 4.9.2. 1.115 “Withholding Taxes” has the meaning set forth in Section 4.9.1. ARTICLE 2 LICENSE 2.1 Exclusive License to Licensee. Subject to the terms and conditions of this Agreement, during the Term, Anaptys, on behalf of itself and its Affiliates, hereby grants to Licensee an exclusive (even as to Anaptys and its Affiliates, subject to Section 2.4), transferable (solely in accordance with Section 10.1), sublicensable (solely in accordance with Section 2.2) royalty- bearing (during the Royalty Term) right and license under the Anaptys Technology to make, have made, use, import, export, offer for sale, sell, Develop, Manufacture or Commercialize Licensed Compounds and Licensed Products in the Field in the Territory. For clarity, the foregoing license excludes the right to make, have made, use, import, export, offer for sale, sell, Develop, Manufacture or Commercialize Additional Actives Controlled by Anaptys or its Affiliates. 2.2 Right to Sublicense. Licensee shall have the right to grant sublicenses under the license granted to Licensee in Section 2.1 through multiple tiers, without Anaptys’s prior consent, to its Affiliates and Third Parties (each such Affiliate and Third Party a “Sublicensee”). All such Sublicensees shall be subject to a written agreement consistent with the applicable terms and conditions of this Agreement, including Article 5 and the ownership and management of intellectual property rights. Licensee shall remain responsible and liable to Anaptys for the performance of all Sublicensees to the same extent as if such activities were conducted by Licensee. Licensee shall provide a copy of each sublicensing agreement with a Sublicensee to Anaptys within ten (10) days after the execution of such sublicensing agreement, subject to Licensee’s right to redact any confidential, financial or proprietary information of Licensee or the

14 Sublicensee contained therein that is not necessary for Anaptys to determine the scope of the sublicensed rights and compliance with this Section 2.2. 2.3 Right to Subcontract. Licensee may subcontract the performance of any of its obligations under this Agreement to one or more Third Party subcontractors engaged for the purpose of Licensee’s Development, Manufacture and Commercialization of Licensed Compounds and Licensed Products as set forth herein (each such Third Party a “Subcontractor”). All such Subcontractors shall be subject to a written agreement that is consistent with the applicable terms and conditions of this Agreement, including Article 5 and the ownership and management of intellectual property rights. Licensee shall remain responsible and liable to Anaptys for the performance of all Subcontractors to the same extent as if such activities were conducted by Licensee. For clarity, entities such as contract research organizations, CMOs, Clinical Trial sites and Distributors shall be considered Subcontractors under this Section 2.3 and not Sublicensees for purposes of Section 2.2. 2.4 Anaptys Retained Rights. Notwithstanding the exclusive nature of the license granted to Licensee in Section 2.1, Anaptys retains the rights to practice the Anaptys Technology to perform its obligations under this Agreement, including its obligations under the Transition Plan, and for the purpose of using imsidolimab for its internal research purposes (including as a comparator), but excluding any right to publish such results or reference such results in connection with any filing with an applicable Regulatory Authority, without the prior written consent of Licensee. 2.5 No Implied Licenses. Except as expressly set forth in this Agreement, neither Party nor its Affiliates, by virtue of this Agreement, shall acquire any license, right or other interest, whether by implication or otherwise, in or to any Know-How, Patent Rights, Regulatory Materials, Materials or other intellectual property rights owned or controlled by the other Party or its Affiliates. 2.6 Existing In-License. To the extent Licensee is a “SUBLICENSEE” as defined under the Existing In-License Agreement, or to the extent any Anaptys Technology licensed to Licensee in Section 2.1 includes a sublicense to Patent Rights or Know-How licensed to Anaptys or its Affiliates under the Existing In-License Agreement, then the Parties acknowledge and agree that the Licensee, or such sublicensed Anaptys Technology, is subject to the relevant terms and conditions of the Existing In-License Agreement. With respect to the Existing In-License Agreement, Licensee agrees to abide by all terms and conditions of such Existing In-License Agreement as they relate to Licensee under such agreement, including, as applicable, the “FIELD OF USE” and “SUBLICENSEE” definitions, Section 3.3, Article 5, Section 9.5 and Section 9.6 of the Existing In-License Agreement. For clarity, Licensee shall not be subject to any payment obligations pursuant to the Existing In-License Agreement. Anaptys shall not (a) amend, modify, or novate the Existing In-License in a way that would adversely affect the rights granted to Licensee hereunder or (b) terminate or allow to be terminated the Existing In-License Agreement in each case (a) and (b) without the prior written consent of Licensee. 2.7 Third Party Licenses. Licensee shall have the right, in its sole discretion, to negotiate and obtain licenses or other rights to Third Party Know-How, Patent Rights or other rights in connection with its Development, Manufacture or Commercialization of Licensed Compounds or

15 Licensed Products in the Territory, and, if applicable, Section 4.3.2(b) shall apply to any amounts payable to such Third Party with respect to any such license or right. As of the Effective Date, to the Knowledge of Anaptys, no such Third Party Know-How, Patent Rights or other rights are necessary or required in connection with the Development, Manufacture or Commercialization of Licensed Compounds or Licensed Products in the Territory. ARTICLE 3 TRANSITION 3.1 Transition Plan; Technology Transfer. 3.1.1 Transition Plan. During period following the Effective Date up to and including the date of first Regulatory Approval by the FDA for Commercialization of a Licensed Product in the U.S. (the “Transition Period”), Anaptys shall use commercially reasonable efforts to transition Anaptys’s Development, Manufacture and Commercialization of the Licensed Product in the Territory to Licensee pursuant to a mutually agreed upon plan (the “Transition Plan” and the activities under the Transition Plan the “Technology Transfer”), which plan shall provide that Anaptys shall (a) assign to Licensee all Regulatory Materials and Regulatory Submissions Controlled by Anaptys as of the Effective Date specific to the Licensed Compounds and Licensed Products, (b) transfer to Licensee or its designee (including one or more Third Party CMOs selected by Licensee) Manufacturing-related Anaptys Know-How and Anaptys Materials (excluding the Existing Product, which is addressed in Section 3.1.5), including CMC documentation Controlled by Anaptys, to enable the Manufacture of the Licensed Compounds and Licensed Products by or for Licensee, subject to Licensee providing reasonable cooperation to facilitate each of the foregoing activities, and (c) provide assistance to Licensee as set forth in Section 3.2.2. The Transition Plan mutually agreed to by the Parties as of the Effective Date is attached hereto as Schedule 3.1.1, provided that the Parties understand and agree that the Transition Plan may be updated upon mutual agreement of the Parties acting in good faith. 3.1.2 Transition Leads. Within thirty (30) days after the Effective Date, each Party shall appoint an employee to oversee the conduct of the Transition Plan (each a “Transition Lead”). The Transition Leads shall endeavor to ensure clear and responsive communication between the Parties with respect to the Technology Transfer, and shall serve as a single point of contact for any matters arising in connection with the Transition Plan, but shall not have any decision-making authority under this Agreement. Each Party may designate a replacement Transition Lead for such Party in its sole discretion by notice in writing to the other Party. Any such Transition Lead shall have sufficient authority and reasonable knowledge of the Licensed Product, the Regulatory Submissions, Regulatory Materials, and Anaptys Technology and such Party’s internal processes and procedures to be able to effectively coordinate and manage the Technology Transfer and Transition Plan. 3.1.3 Contracts with Anaptys Vendors and Subcontractors. The agreements between Anaptys and Third Party CMOs, vendors or subcontractors (other than Third Party consultants) that are material to the Development and/or Manufacturing of the Existing Licensed Compound and Existing Licensed Product are listed on Schedule 3.1.3 (“Third Party Agreements”). Anaptys hereby assigns to Licensee all Third Party Agreements effective as of the Effective Date, and Licensee hereby assumes all Third Party Agreements effective as of the

16 Effective Date, including (a) all warranty claims against such Third Party CMOs in respect of the Existing Product, whether such claims arose under the Third Party Agreements prior to, as of, or after the Effective Date and (b) all obligations and liabilities arising under the Third Party Agreements for Licensee’s performance of such Third Party Agreements after the Effective Date. 3.1.4 Assistance by Anaptys Personnel. During the Transition Period, to the extent set forth in the Transition Plan or otherwise reasonably requested by Licensee, Anaptys shall provide assistance to Licensee (whether through technical or scientific FTEs or Third Party consultants of Anaptys, as reasonably determined by Anaptys) in connection with the Technology Transfer and the Transition Plan in support of the transactions contemplated by this Agreement. In addition, at the request of Licensee, Anaptys shall use reasonable efforts to facilitate the cooperation of any Anaptys CMO, vendors or subcontractors (other than Third Party consultants) in connection with providing such assistance. 3.1.5 Existing Materials & Manufacturing Credit. The existing supply of Licensed Compound and Licensed Product (the “Existing Product”) will be transferred to Licensee, at Licensee’s sole cost and expense, in the quantities set forth in the Transition Plan. Anaptys represents and warrants that the Existing Product constitutes all of the Existing Product, including any work-in-process, ordered, maintained or Controlled by Anaptys, its Affiliates and the CMO(s). Anaptys shall provide reasonable cooperation to Licensee in connection with pursuing any warranty claim under the agreement with Anaptys’s CMO in respect of the Existing Product, to the extent necessary. Except for such representations, warranties and obligations, Licensee acknowledges and agrees that the Existing Product is being provided “AS IS,” without any other warranty, and Anaptys expressly disclaims all other warranties, express or implied, with respect to the Existing Product. In addition, Anaptys shall transfer to Licensee the GMP drug substance batch manufacturing credit identified in the Transition Plan. Licensee shall compensate Anaptys for the Existing Product and credit at the price of five million Dollars ($5,000,000), to be paid within one (1) Business Day of the Effective Date. Upon receipt of payment, Anaptys shall transfer the credit and shall make the Existing Product available to Licensee as set forth in the Transition Plan. 3.2 Development and Commercialization. 3.2.1 Responsibility. Except as expressly set forth herein or in the Transition Plan, Licensee shall have the sole responsibility and authority, at its sole cost and expense, for the Development, Manufacture, Commercialization and other exploitation of Licensed Compounds and Licensed Products in the Field in the Territory. Without limiting the foregoing, as between the Parties, Licensee shall (a) have the sole authority and discretion to prepare, file, prosecute and maintain all Regulatory Submissions (including any Pricing and Reimbursement Approvals), and to communicate and otherwise interact with all Regulatory Authorities, with respect to the Licensed Compounds and Licensed Products in the Territory, and (b) own all Regulatory Submissions, Regulatory Approvals, and Pricing and Reimbursement Approvals for the Licensed Compounds and Licensed Products in the Territory. 3.2.2 Anaptys Assistance with Regulatory Submissions. As set forth in the Transition Plan or otherwise reasonably requested by Licensee, Anaptys will provide Licensee with assistance as reasonably requested by Licensee in connection with preparing the first BLA

17 for the first Licensed Product for submission to the FDA, including (a) providing timely access to, use of and support for any regulatory and technical documents Controlled by Anaptys and relating to such Licensed Product, and (b) making its FTEs or Third Party consultants (as reasonably determined by Anaptys) available to Licensee for consultation. In addition, at the request of Licensee, Anaptys shall use reasonable efforts to facilitate the cooperation of any Anaptys CMO, clinical research organization, vendor or subcontractor (other than Third Party consultants) in the preparation of such BLA or otherwise to assist with obtaining such information or documents as requested by Licensee. For clarity, any assistance provided by Anaptys under this Section 3.2.2 shall be subject to the last sentence of Section 3.1.4. 3.2.3 Licensee Diligence. Licensee shall use Commercially Reasonable Efforts to Develop, obtain Regulatory Approval for and Commercialize the Existing Licensed Product in each Major Market for both (a) the treatment of active GPP flares and (b) chronic prophylactic or maintenance treatment to prevent or reduce the severity of future GPP flares (the indication under the foregoing sub-clause (a), the “First Indication” and the indication under the foregoing sub- clause (b), “Second Indication”). For clarity, for purposes of this Section 3.2.3, “Commercially Reasonable Efforts” shall not be construed to require Licensee to conduct any new Clinical Trial for the Existing Licensed Product. 3.2.4 Development Reports. Licensee shall provide to Anaptys a written report setting forth the planned and ongoing Development of Licensed Products in the Territory by Licensee, its Affiliates and Sublicensees, which first report shall be due within one hundred and eighty (180) days after the Effective Date, and annually thereafter until the First Commercial Sale of a Licensed Product in a second Indication in the Territory. Each such report shall (a) set forth a reasonably detailed plan for Licensee to obtain Regulatory Approval for the Licensed Product, for the First Indication and, if applicable, the Second Indication, including describing planned or ongoing Clinical Trials and timelines for the submissions of BLAs for the Licensed Product in such Indications, (b) summarize the Development activities conducted by Licensee, its Affiliates and Sublicensees with respect to Licensed Compounds and Licensed Products for the applicable Indications in the Territory during the prior year, and (c) be at a level of detail reasonably required for Anaptys to determine Licensee’s compliance with its Development diligence obligations under Section 3.2.3. 3.3 Reimbursement of Costs. Licensee shall reimburse Anaptys for its FTE Costs and External Costs incurred in performing its obligations or activities under the Transition Plan or otherwise under this Article 3. Anaptys shall send a report to Licensee describing any such FTE Costs and External Costs and an invoice therefor within sixty (60) days after the end of the Calendar Quarter during which such FTE Costs and External Costs were incurred. Licensee may reasonably request additional documentation supporting FTE Costs and External Costs described in such reports (e.g., receipts for External Costs and documents demonstrating allocation of FTEs) and Anaptys shall provide such documentation as reasonably requested. Licensee shall pay all invoiced amounts within thirty (30) days after receipt of any such invoice and related supporting documentation from Anaptys, unless any such amounts are subject to a Dispute. ARTICLE 4 PAYMENTS

18 4.1 Upfront Fee. As partial consideration for the license and other rights granted by Anaptys to Licensee herein, Licensee shall pay to Anaptys a one-time, non-refundable, non- creditable upfront fee of ten million Dollars ($10,000,000) within one (1) Business Day of the Effective Date (such fee, the “Upfront Fee”). 4.2 Milestones Payments. Upon the first achievement by Licensee, its Affiliate or Sublicensee of each milestone event set forth in the table below (each a “Milestone Event”), Licensee shall make the corresponding one-time, non-refundable, non-creditable payment (each a “Milestone Payment”) to Anaptys in accordance with Section 4.4.1. # Milestone Event Milestone Payment (USD) 1 Grant of FDA Regulatory Approval for marketing of the first Licensed Product in the USA for the treatment of active flares in GPP USD5,000,000 2 Grant of Regulatory Approval for marketing of the first Licensed Product in the EU5 USD5,000,000 3 Annual Net Sales of Licensed Products first exceed USD $100,000,000 USD25,000,000 Total USD35,000,000 Each of the foregoing Milestone Payments in this Section 4.2 shall be payable a maximum of one (1) time hereunder and each shall be payable at the first achievement of the corresponding Milestone Event. In the event one or more Milestone Events are triggered simultaneously, they shall be due and payable at the same time. 4.3 Royalty Payments. 4.3.1 Royalty Payments for Licensed Products. Subject to the remainder of this Section 4.3, on a Licensed Product-by-Licensed Product basis, during the Royalty Term for such Licensed Product, Licensee shall pay to Anaptys a royalty of ten percent (10%) on aggregate annual Net Sales of such Licensed Product in the Territory. Following the expiration of the Royalty Term for a Licensed Product in a given country, Net Sales of such Licensed Product in such country will be excluded from Net Sales for purposes of determining the royalties due hereunder. Such payments, and associated reports, shall be made in accordance with Section 4.4.2. 4.3.2 Royalty Reductions. (a) No Valid Claim. On a Licensed Product-by-Licensed Product and country-by-country basis, if at any time during the Royalty Term for such Licensed Product there is no Valid Claim of the Anaptys Patents that Covers the Licensed Product in such country, then

19 the royalty rates set forth in Section 4.3.1 for such Licensed Product shall be permanently reduced in such country by [***] for the remainder of such Royalty Term, subject to Section 4.3.2(d). (b) Third Party Payments. If Licensee or any of its Affiliates or Sublicensees obtains a license or right to any Patent Rights from a Third Party that Covers the Licensed Compound (in the form its exists as of the Effective Date) in the Territory and that have priority dates on or before the Effective Date, then Licensee shall have the right to credit or deduct [***] of the royalties actually paid by Licensee or any of its Affiliates or Sublicensees to such Third Party for such license or right to the extent reasonably allocable to such Licensed Product against the royalties payable to Anaptys pursuant to Section 4.3.1 with respect to such Licensed Product, subject to Section 4.3.2(d). (c) Biosimilar Product. On a Licensed Product-by-Licensed Product and country-by-country basis during the Royalty Term, if during a Calendar Quarter one or more Third Parties are selling a Biosimilar Product and Net Sales of such Licensed Product in such country during such Calendar Quarter are less than [***] of the average quarterly Net Sales of such Licensed Product in such country over the two (2) Calendar Quarters immediately prior to the Calendar Quarter during which the first such Biosimilar Product was launched in such country, then the royalty rates set forth in Section 4.3.1 for such Licensed Product in such country shall be reduced by [***] during such Calendar Quarter, subject to Section 4.3.2(d). (d) Cumulative Reductions Floor. In no event will the amount of royalties due to Anaptys for a Licensed Product in any given Calendar Quarter be reduced as a result of the reductions set forth in Sections 4.3.2(a)-(c) (cumulatively) by more than [***] of the amount that otherwise would have been due and payable to Anaptys in such Calendar Quarter for such Licensed Product. 4.4 Payment Terms. 4.4.1 Milestone Payments. Licensee shall provide Anaptys with written notice of the achievement of each Milestone Event within fifteen (15) Business Days after such achievement. Following receipt of such notification, Anaptys shall invoice Licensee for the amount of the applicable Milestone Payment(s), and Licensee shall make the corresponding payments within thirty (30) days after receipt of such invoice. 4.4.2 Royalty Payments. During the Royalty Term, following the First Commercial Sale of a Licensed Product in the Territory, Licensee shall provide Anaptys with a written report for each Calendar Quarter showing the Net Sales of each Licensed Product in the Territory during the reporting Calendar Quarter and the royalties payable under this Agreement pursuant to Section 4.3. Each such report shall include, on a Licensed Product-by-Licensed Product basis: (a) the total gross amount invoiced for each Licensed Product sold, (b) the Net Sales of each Licensed Product, and (c) the royalties (in Dollars) payable for each Licensed Product and in total for all Licensed Products. Such reports shall be due no later than forty-five (45) days following the end of each Calendar Quarter. The royalties shown to have accrued by a report provided under this Section 4.4.2 shall be due and payable on the date that such report is delivered.

20 4.5 Payment Currency. All payments to be made under this Agreement shall be made in USD. Payments to a Party shall be made by electronic wire transfer of immediately available funds to the account of the other Party, as designated in writing to the paying Party. 4.6 Late Payments. Any undisputed payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to [***]; in each case calculated on the number of days such payment is delinquent (provided that if the payment is disputed, such interest shall be calculated commending thirty (30) days from the time that the Dispute is resolved the amount due pursuant to such resolved Dispute is not made within such period), compounded monthly. 4.7 Payments to Third Parties. Anaptys shall be solely responsible for all payments (including all upfront payments, development, regulatory and sales milestones, royalty payments and any sharing of any sublicensing income) due under the Existing In-License Agreement. 4.8 Records and Audit Rights. Licensee shall, and shall cause its Affiliates and Sublicensees to, keep complete, true and accurate books and records for the purpose of determining the amounts payable under this Agreement. Such books and records shall be kept for at least [***] following the end of the Calendar Year to which they pertain. Licensee and its Affiliates (each an “Audited Party”) shall make their records available, on reasonable notice sent by Anaptys (the “Auditing Party”), for inspection during normal business hours, with not less than thirty (30) days’ advance written notice, by an independent certified public accounting firm nominated by such Auditing Party and reasonably acceptable to the Audited Party, for the purpose of verifying the accuracy of any accounting statement or report given by the Audited Party and to verify the accuracy of the payments due hereunder for any Calendar Year. Such audits may not be performed by Anaptys more than once per calendar year. Such auditor shall advise the Parties simultaneously promptly upon its completion of its audit whether or not the payments due hereunder have been accurately recorded, calculated, and reported, and, if not, the amount of such discrepancy. The auditor shall be required to keep confidential all information learned during any such inspection, and to disclose to the Auditing Party only such details as may be necessary to report the accuracy of the Audited Party’s statement or report. The Auditing Party shall be responsible for the auditor’s costs, unless the auditor certifies an underpayment by the Audited Party that resulted from a discrepancy in a report that the Audited Party provided to the Auditing Party during the applicable audit period, which underpayment was more than [***] of the amount set forth in such report, in which case the Audited Party shall bear the full cost of such audit. If such accounting firm identifies a discrepancy made during such period, any unpaid amounts or overpaid amounts that are discovered shall be paid/refunded promptly but in any event within thirty (30) days of the date of delivery of such accounting firm’s written report. The Auditing Party shall treat all financial information subject to review under this Section 4.8 in accordance with the confidentiality and non-use provisions of Article 5, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the Audited Party obligating it to retain all such information in confidence pursuant to such confidentiality agreement. 4.9 Taxes. 4.9.1 Withholding Taxes Generally. Except as set forth in this Section 4.9.1, each Party shall be solely responsible for the payment of all taxes imposed on its share of income

21 arising directly or indirectly from the activities of the Parties under this Agreement. To the extent Licensee is required by Applicable Law to withhold any taxes, duties, levies, imposts, assessments, deductions, fees, and other similar charges by Applicable Law or any Governmental Authority (“Withholding Taxes”) on any payment to Anaptys, then Licensee will pay such Withholding Taxes to the applicable Governmental Authority, will make the payment to Anaptys of the net amount due after deduction or withholding of such taxes and will secure and send to Anaptys written evidence of such payment. If Licensee intends to withhold any taxes from any payment under this Agreement, Licensee shall inform Anaptys reasonably in advance of making such payment to permit Anaptys an opportunity to provide any forms or information or obtain any taxing authority exemption or reduction as may be available to reduce or eliminate such withholding. In addition, upon Anaptys’s written request, Licensee agrees to reasonably cooperate with Anaptys in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect. 4.9.2 VAT. All payments under this Agreement are exclusive of any value added, sales and use, excise, stamp, or similar country-specific, governmental or local taxes (collectively, “VAT”). If any VAT is required in respect of any payments under Applicable Law by the Party making the supply or providing the service, the other Party shall pay VAT at the applicable rate in respect of any such payments (for clarity, in addition to the amount of such payments) upon the receipt of a valid VAT invoice in the appropriate form issued in respect of those payments, such VAT to be payable on the due date of the payments to which such VAT relates. The Parties will reasonably cooperate to issue valid VAT invoices for all amounts due under this Agreement consistent with VAT requirements. A Party shall not be responsible for any penalties and interest resulting from the failure by the other Party to collect (if not included on a valid VAT invoice) or remit any such VAT. The Parties shall reasonably cooperate to report and claim refunds or exemptions from any such VAT imposed on the transactions contemplated in this Agreement to the fullest extent permitted by Applicable Law and to timely file all required VAT tax returns. 4.10 Blocked Currency. If due to Applicable Law in a country or other jurisdiction in the Territory, conversion into USD or transfer of funds of a convertible currency to the United States becomes materially restricted, forbidden or substantially delayed, then Licensee shall promptly notify Anaptys and, thereafter, amounts accrued in such country or other jurisdiction under this Article 4 shall be paid to Anaptys (or its designee) in such country or other jurisdiction in local currency by deposit in a local bank designated by Anaptys and to the credit of Anaptys, unless the Parties otherwise agree. ARTICLE 5 CONFIDENTIALITY 5.1 Confidential Information. For purposes of this Agreement, “Confidential Information” of a Party means any and all confidential or proprietary information and data, including all Know-How and other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether or not patentable and in any form (written, oral, photographic, electronic, magnetic, or otherwise), including information of Third Parties, that a Party (or an Affiliate or representative of such Party) discloses or otherwise makes available to the other Party (or to an Affiliate or representative of such Party) in connection with this Agreement. The Anaptys Technology shall be the Confidential Information of Anaptys

22 to the extent not excluded pursuant to Section 5.2, and the terms and conditions of this Agreement shall be the Confidential Information of both Parties. 5.2 Duty of Confidence; Exceptions. Each Party agrees that, during the Term and for a period of five (5) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (including for the exercise of the rights and licenses granted to such Party hereunder) any Confidential Information of the other Party, except to the extent expressly agreed in writing by the other Party. The foregoing confidentiality and non-use obligations shall not apply with respect to any information that the receiving Party can demonstrate by competent written proof: 5.2.1 was in the lawful knowledge and possession of the receiving Party prior to the time it was disclosed by the disclosing Party to the receiving Party, or was otherwise developed independently by or for the receiving Party without use of or reference to the disclosing Party’s Confidential Information, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the receiving Party; 5.2.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; 5.2.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or 5.2.4 was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who, to the knowledge of the receiving Party, had no obligation to the disclosing Party not to disclose such information to others. Any combination of features shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party. 5.3 Authorized Disclosures. Notwithstanding Section 5.2, the receiving Party may disclose the disclosing Party’s Confidential Information if and to the extent such disclosure is reasonably necessary in the following instances: 5.3.1 to Governmental Authorities in connection with (a) filing, prosecuting, maintaining or listing Patent Rights in accordance with Article 6 or (b) obtaining and maintaining Regulatory Approval for the Licensed Compounds and Licensed Products as permitted by this Agreement; 5.3.2 prosecuting or defending litigation as contemplated herein; 5.3.3 subject to Section 5.5, to comply with Applicable Law;

23 5.3.4 to its actual or potential acquirors, investors, lenders or other similar sources of financing solely for the purpose of evaluating or carrying out an actual or potential investment, or acquisition; 5.3.5 to its external attorneys, independent accountants or financial advisors for solely for the purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to it; and 5.3.6 to its Affiliates, employees, consultants and agents and actual or potential Sublicensees (in the case of Licensee), collaborators or contractors to exercise its rights or perform its obligations in accordance with the terms of this Agreement; provided that in each of the cases of Sections 5.3.4-5.3.6 such Person is subject to a written agreement containing obligations of confidentiality and non-use at least as stringent as those herein (or without such agreement for recipients that are financial or legal advisors under a professional code of conduct giving rise to an expectation of confidentiality and non-use at least as restrictive as those set forth in this Agreement). Notwithstanding the foregoing, in the event that a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 5.3.1-5.3.3, it will, except where impracticable or not legally permitted, promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations, and, if requested by the other Party, cooperate in all reasonable respects with the other Party’s efforts to obtain confidential treatment or a protective order with respect to any such disclosure, at the other Party’s expense. In any such event, each Party agrees to take all reasonable action to minimize disclosure of the other Party’s Confidential Information. Any information disclosed pursuant to this Section 5.3 shall remain, subject to Section 5.2 the Confidential Information of the disclosing Party and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Article 5. 5.4 Prior Confidentiality Agreements. This Agreement supersedes that certain Mutual Non-Disclosure Agreement between the Parties dated October 14, 2024 (the “CDA”). All information exchanged between the Parties under the CDA shall be deemed to have been disclosed under this Agreement and shall be subject to the terms of this Article 5. 5.5 Public Disclosures; Securities Filings. 5.5.1 Press Release. The Parties have mutually approved a joint press release attached hereto as Schedule 5.5.1 with respect to this Agreement and either Party may make subsequent public disclosure of the contents of such press release. Each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the terms hereof or any of the activities conducted hereunder without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), except as provided herein; provided, however, that (a) neither Party shall be prevented from complying with any duty of disclosure it may have pursuant to Securities Regulations, subject to Section 5.5.2, and (b) each Party shall have the right to make or authorize public announcements regarding the achievement of any material events regarding the progress of the Development and Commercialization of the

24 Licensed Product under this Agreement, as well as the achievement of Milestone Events or the receipt of any payments hereunder. 5.5.2 Securities Filings. Notwithstanding anything herein to the contrary, either Party or its Affiliates may disclose the relevant terms of this Agreement to the extent required or advisable to comply with the rules and regulations promulgated by the U.S. Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory (such rules and regulations “Securities Regulations” and each such agency a “Securities Regulator”). If a Party is required by Applicable Law to submit a description of the terms of this Agreement to or file a copy of this Agreement with any Securities Regulator, such Party agrees to reasonably consult and coordinate with the other Party with respect to such disclosure and, if applicable, the preparation and submission of a confidential treatment request for this Agreement. Notwithstanding the foregoing, if a Party is required by Applicable Law to submit a description of the terms of this Agreement to or file a copy of this Agreement with any Securities Regulator and such Party has (i) promptly notified the other Party in writing of such requirement and any respective timing constraints, (ii) provided copies of the proposed disclosure or filing to the other Party reasonably in advance of such filing or other disclosure and (iii) given the other Party a reasonable time under the circumstances (provided that nothing herein shall require a submitting Party to be in violation of any Securities Regulations) to comment upon and request confidential treatment for such disclosure, then such Party will have the right to make such disclosure or filing at the time and in the manner reasonably determined by its counsel to be required by Applicable Law or the applicable Securities Regulator. If a Party seeks to make a disclosure or filing as set forth in this Section 5.5.2 and the other Party provides comments within the respective time periods or constraints specified herein, the Party seeking to make such disclosure or filing will reasonably consider such comments and use good faith efforts to incorporate such comments in the disclosure or filing; provided that prior to making any such filing of this Agreement, the Parties shall reasonably cooperate and use good faith efforts to agree on a redacted form of this Agreement to be so filed. 5.6 Use of Names. Except as may be otherwise provided herein, neither Party nor its Affiliates shall use the corporate marks or any other name or trademark of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Applicable Law. ARTICLE 6 INTELLECTUAL PROPERTY 6.1 Ownership. Inventorship of Licensee Collaboration Know-How and all intellectual property rights therein shall be determined in accordance with principles of inventorship for Patent Rights and other intellectual property under U.S. law, and ownership shall follow inventorship. With respect to the subject matter of this Agreement, specifically inventions covering and Patents claiming the Licensed Compound and Licensed Product(s), Anaptys and Licensee shall each own an undivided one-half interest in and to any and all inventions conceived jointly after the Effective Date by (a) employees and agents of Anaptys and (b) employees and agents of Licensee (“Joint Inventions”), and in and to any Patents and other intellectual property rights claiming or covering

25 such Joint Inventions (“Joint Patents”). Any such Joint Patents shall be deemed to be Anaptys Patents hereunder, and shall be subject to the terms and conditions of this Agreement. 6.2 Patent Prosecution and Maintenance. 6.2.1 Anaptys Patents. Subject to the remainder of this Section 6.2.1, during the Term, Licensee shall have the first right to control the Prosecution and Maintenance of the Anaptys Patents in the Territory, at Licensee’s cost and expense. Licensee shall keep Anaptys regularly informed of the status of the Prosecution and Maintenance of the Anaptys Patents in the Territory, including that Licensee will provide Anaptys upon request with (a) copies of all correspondence received from any patent office or authority in connection with the Prosecution and Maintenance of the Anaptys Patents, and (b) drafts of any patent application filings and substantive responses to be made to patent offices or authorities in connection with the Anaptys Patents, including any drafts of patent applications that, once filed, would be a Anaptys Patent, in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Anaptys to review and comment thereon, and Licensee will consider in good faith all such reasonable comments of Anaptys. If Licensee determines not to file (or perfect the filing of) any patent application for an Anaptys Patent (including available continuation or divisional applications), or to abandon or not maintain any pending or issued Anaptys Patent, then Licensee shall inform Anaptys of such decision promptly, but in any event at least sixty (60) days prior to any applicable deadline or date upon which the applicable subject matter, application or Anaptys Patent lapses or become unpatentable, abandoned, unenforceable or dedicated to the public, and Anaptys shall thereafter have the right, but not the obligation, to file (or perfect) such application, or continue the Prosecution or Maintenance of such Anaptys Patent, at Anaptys’s cost and expense and in its sole discretion. In the event that Anaptys exercises its rights pursuant to the foregoing sentence, then Licensee shall promptly take all actions to transfer the Prosecution and Maintenance of such application or Patent Right to Anaptys or its designee, including providing Anaptys or its designee with copies of any file wrappers and executing powers of attorney to enable Anaptys to takeover such Prosecution and Maintenance. Any such Anaptys Patents for which Anaptys assumes the Prosecution and Maintenance shall continue to be subject to the terms and conditions of this Agreement. 6.2.2 Licensee Collaboration Patents. As between the Parties, Licensee shall have the sole right, but not the obligation, to Prosecute and Maintain the Licensee Collaboration Patents, at Licensee’s cost and expense. For clarity, Anaptys shall not have the rights set forth in Section 6.2.1 in respect of Licensee Collaboration Patents. 6.3 Cooperation for Patent Extensions. Licensee shall have the right to determine in its sole discretion to seek or obtain patent term extensions, supplementary protection certificates and similar extensions (including pediatric extensions) (any such right, a “Patent Term Extension”) for the Anaptys Patents and Licensee Collaboration Patents in the Territory in connection with the Licensed Products, provided that, to the extent Licensee seeks a Patent Term Extension for a Licensed Product with respect to a Licensee Collaboration Patent instead of an Anaptys Patent, then, for purposes of the Royalty Term, the last-to-expire Valid Claim of the Anaptys Patents that Covers such Licensed Product in the applicable country shall be deemed extended for the length of the Patent Term Extension of the applicable Licensee Collaboration Patent. Licensee shall keep Anaptys reasonably informed of any such decision and related material developments. Anaptys

26 shall reasonably cooperate with Licensee in obtaining any such Patent Term Extension for an Anaptys Patent, including executing all necessary documents to implement and obtain such Patent Term Extension, at Licensee’s cost and expense. 6.4 Patent Listings. Licensee shall have the sole right to list the Anaptys Patents and Licensee Collaboration Patents in the FDA’s “Purple Book” or any equivalent thereto in any country in the Territory with respect to the Licensed Products. Anaptys shall reasonably cooperate with Licensee in making or withdrawing any such listing for an Anaptys Patent, including executing all necessary documents to implement such patent listing, at Licensee’s cost and expense. 6.5 Common Interest Disclosures. With regard to any information or opinions exchanged pursuant to this Agreement by the Parties (or their Affiliates) regarding intellectual property owned by Third Parties, the Parties agree that they have a common legal interest in coordinating Prosecution and Maintenance of their respective Patent Rights, as set forth in this Article 6, and in determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the Development, Manufacturing or Commercialization of Licensed Compounds and Licensed Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the Development, Manufacturing or Commercialization of Licensed Compounds and Licensed Products. Accordingly, Licensee and Anaptys agree that all such information and materials obtained by Licensee or Anaptys from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement. All information and materials will be treated as protected by the attorney-client privilege, the work product privilege and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party. 6.6 Patent Enforcement. 6.6.1 Notice. Each Party shall notify the other within ten (10) Business Days after becoming aware of any alleged or threatened infringement by a Third Party of any Anaptys Patent or Licensee Collaboration Patent which infringement adversely affects or could reasonably be expected to adversely affect the Development, Manufacture or Commercialization of any Licensed Compound or Licensed Product in the Field in the Territory, or any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of any such Patent Right (each a “Competitive Infringement”). 6.6.2 Enforcement. (a) Licensee or its designee shall have the first right, but not the obligation, to bring and control any legal action to enforce the Anaptys Patents with respect to a Competitive Infringement (such action an “Enforcement Action”), at Licensee’s sole cost and expense. Licensee shall keep Anaptys reasonably informed as to the status of any Enforcement

27 Action and shall consider in good faith the comments of Anaptys with respect thereto. If Licensee or its designee fails to file an Enforcement Action with respect to, or fails to take steps to abate, a Competitive Infringement in the Territory within one hundred eighty (180) days (or such shorter period as it pertains to a Biosimilar Action) after receiving or giving notice pursuant to Section 6.6.1, then Anaptys shall have the right, but not the obligation, to bring and control an Enforcement Action with respect to, or take steps to abate, such Competitive Infringement, at its sole cost and expense, provided that Anaptys shall keep Licensee reasonably informed as to the status of such Enforcement Action. (b) Cooperation. In a connection with any Enforcement Action, each Party shall provide the enforcing Party with all reasonable assistance in such action, at the enforcing Party’s request and expense, including joining such Enforcement Action if required by law or at the reasonable request of the enforcing Party and providing access to relevant documents and other evidence, and making its employees reasonably available during business hours. The non-enforcing Party shall be entitled to separate representation in an Enforcement Action by counsel of its own choice and at its own cost and expense, but such Party shall at all times cooperate fully with the enforcing Party. If the enforcing Party brings such an action or defends such a proceeding under this Section 6.6 and subsequently ceases to pursue or withdraws from such action or proceeding, it shall promptly notify the other Party and the other Party may substitute itself for the withdrawing Party under the terms of this Section 6.6. (c) Settlement. A settlement, consent judgment or other voluntary final disposition of a Competitive Infringement may be entered into by the enforcing Party without the consent of the non-enforcing Party; provided, however, that any such settlement, consent judgment or other disposition shall not, without the prior written consent of the non-enforcing Party, (i) impose any liability or obligation on the non-enforcing Party or any of its Affiliates, (ii) limit, restrict or impact the non-enforcing Parties rights or licenses pursuant to this Agreement, or (iii) admit the invalidity or unenforceability of, or otherwise impair or materially adversely affect the scope of, any Patent Right owned or controlled by the non-enforcing Party, such consent to not be unreasonably withheld, conditioned or delayed. 6.6.3 Licensee Collaboration Patents. As between the Parties, Licensee shall have the sole right, but not the obligation, to enforce the Licensee Collaboration Patents or take any steps to abate an alleged or actual Third Party infringement of any Licensee Collaboration Patent anywhere in the Territory, at Licensee’s sole cost and expense. For clarity, Anaptys shall not have the rights set forth in Section 6.6.2 in respect of Licensee Collaboration Patents. 6.6.4 Biosimilar Action. Notwithstanding anything to the contrary in Section 6.6.1, during the Term, each Party shall immediately give written notice to the other Party of any application for a Biosimilar Product filed pursuant to 21 U.S. CFR § 351(k) (or any amendment or successor statute thereto) or corresponding Applicable Law in countries outside the United States (each a “Biosimilar Action”) of which it becomes aware and referencing a Licensed Compound or Licensed Product or claiming that any Anaptys Patent or Licensee Collaboration Patent is invalid or unenforceable, or that infringement thereof shall not arise from the manufacture, use or sale of a product by a Third Party. Licensee shall have the sole and exclusive right, but not the obligation, to prosecute and manage any litigation with respect to any Biosimilar Action at its cost and expense, and Anaptys shall cooperate fully in any such action at Licensee’s

28 cost and expense, provided that the foregoing shall not prejudice Anaptys’s second right to bring an Enforcement Action as set forth in Section 6.6.2(a). 6.6.5 Recoveries. Unless otherwise agreed to by the Parties in writing, the amount of any recovery from a proceeding brought under Section 6.6.2(a), Section 6.6.3 or Section 6.6.4 (whether by way of settlement or otherwise) shall first be applied to the internal and out-of- pocket costs and expenses of the Parties with respect to such action (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), and any remaining recovery amount shall thereafter be retained by the enforcing Party, provided that (a) with respect to Licensee as the enforcing Party, to the extent that any such remaining amount is attributable to loss of sales or profits with respect to a Licensed Product, such amount shall be treated as “Net Sales” in the Calendar Year in which the money is actually received for the purpose of determining royalties payable by Licensee to Anaptys pursuant to Section 4.3 and (b) with respect to Anaptys as the enforcing Party (but only with respect to the Anaptys Patents), Anaptys shall remit [***] of any such remaining amount to Licensee. Unless otherwise agreed by the Parties in writing, the amount of any recovery from a proceeding brought under Section 6.6.3 shall be retained by Licensee. 6.7 Infringement of Third Party Rights. 6.7.1 Notice. Each Party shall promptly notify the other Party in writing within fifteen (15) days after receiving a notice of a claim or assertion (including invitation to license) that any Licensed Compound or Licensed Product, or any Anaptys Technology, violates, infringes or misappropriates any Third Party’s Patent Rights or other intellectual property rights in any country (“Third Party Infringement Claim”), which notice shall include a copy of any summons, correspondence or complaint (or the equivalent thereof), including, if applicable, a certified translation into English, received regarding the foregoing. Thereafter, the Parties shall promptly meet to consider the Third Party Infringement Claim and the appropriate course of action and may, if appropriate, agree on and enter into a “joint defense agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. The Parties shall assert and not waive the joint defense privilege, attorney work-product doctrine, attorney client privileges or any other privileges or protections that may apply with respect to any communications between the Parties in connection with the defense of such claim or assertion. 6.7.2 Defense. Unless the alleged infringing Party seeks indemnification for a Third Party Infringement Claim pursuant to Section 8.1 or Section 8.2 as between the Parties, the alleged infringing Party shall have the right, but not the obligation, at its sole cost and expense, using counsel of its own choice, to control the defense and settlement of such Third Party Infringement Claim; provided, however, that the other Party may participate in the defense and/or settlement thereof, at its own expense with counsel of its choice. In any event, the infringing Party agrees to keep the other Party reasonably informed of all material developments in connection with any such Third Party Infringement Action for which the infringing Party exercises its right to direct and control the defense. Neither Party shall enter into any settlement of any such Third Party claim that materially adversely affects the other Party’s rights or interests under this Agreement or imposes any obligation or liability on the other Party without the other Party’s prior written consent, which shall not be unreasonably withheld or delayed.

29 6.8 Patent Marking. Licensee shall mark all Licensed Products in accordance with the applicable patent marking laws and shall require all of its Affiliates and Sublicensees to do the same. 6.9 Trademarks. Licensee will solely own all right, title and interest in and to any trademarks adopted for use with the Licensed Products in the Field in the Territory, and will be responsible for the registration, filing, maintenance and enforcement thereof. Neither Anaptys nor any of its Affiliates will at any time do or authorize to be done any act or thing which is likely to materially impair the rights of Licensee therein, and will not at any time claim any right of interest in or to such marks or the registrations or applications therefor. Neither Anaptys nor any of its Affiliates will use Licensee’s or any of its Affiliates’ trademarks or any trademark that is confusingly similar thereto. ARTICLE 7 REPRESENTATIONS, WARRANTIES, AND COVENANTS 7.1 Representations, Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that: 7.1.1 it is duly organized, validly existing and in good standing in its jurisdiction of organization; 7.1.2 it has full corporate power and authority and legal right to execute, deliver and perform this Agreement, and has taken all corporate action required by Applicable Law and its organizational documents to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement; 7.1.3 this Agreement has been duly executed by it and is legally binding upon it and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity); and 7.1.4 the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, the contemplated performance of its covenants and responsibilities hereunder, and the consummation of the transactions contemplated hereby do not (a) conflict with or result in a breach of any provision of its organizational documents, (b) result in a breach of any agreement to which it or its Affiliate is a party, or (c) violate any Applicable Law. 7.2 Representations and Warranties of Anaptys. Anaptys represents and warrants to Licensee as of the Effective Date that: 7.2.1 Anaptys has the right, power and authority to grant the rights and licenses granted to Licensee hereunder, and Anaptys is the sole and exclusive owner of, or otherwise Controls, (a) the Anaptys Technology licensed to Licensee hereunder as necessary to grant the licenses to Licensee as purported to be granted pursuant to this Agreement, free and clear from

30 any mortgages, pledges, liens, security interests, conditional and installment sale agreement, encumbrances, charges or claim of any kind, and (b) to Knowledge of Anaptys, no Third Party has taken any action before the United States Patent and Trademark Office, or any counterpart thereof outside the U.S., claiming legal and/or beneficial title or ownership or license of any Anaptys Technology; 7.2.2 neither Anaptys nor any of its Affiliates have (a) granted any license, covenant not to sue, waiver, or other right under the Anaptys Technology, or with respect to the Licensed Compounds or Licensed Products, that is inconsistent with the license and rights granted to Licensee hereunder, and the Anaptys Technology, Licensed Compounds and Licensed Products are free and clear of liens, charges and encumbrances, or (b) entered into any settlement, non- competition agreement, restrictive covenant, or any other agreement restricting the ownership, use or exploitation of the Anaptys Technology licensed to Licensee hereunder or the Licensed Products; 7.2.3 there are no restrictions or other requirements, including any restrictions or requirements of any Governmental Authority or any Person that provided funding to Anaptys or its Affiliates, that (a) prevent, preclude or restrict Anaptys from granting the license under the Anaptys Technology granted to Licensee hereunder, or transferring to Licensee any of the Anaptys Technology or the Licensed Compounds, or (b) to the Knowledge of Anaptys, otherwise encumber or restrict Licensee’s practice of the license and rights granted to Licensee under this Agreement; 7.2.4 no Governmental Authority has any rights to the Anaptys Technology licensed to Licensee hereunder, and neither Anaptys nor any of its Affiliates has any obligations to such entities with respect thereto; 7.2.5 Schedule 1.7 lists all Anaptys Patents existing as of the Effective Date and all such Patent Rights listed on Schedule 1.7 (a) are either solely and exclusively owned by Anaptys, or exclusively licensed to Anaptys, in each case as indicated on Schedule 1.7, and (b) to the Knowledge of Anaptys, have been filed, prosecuted and maintained properly and correctly and in material compliance with Applicable Law, including any duties of candor to applicable patent offices, and all applicable fees have been paid on or before any final due date for payment; 7.2.6 no claim or action has been brought or threatened in writing by any Third Party alleging that any of the Anaptys Patents are invalid or unenforceable, and there are no (a) inter partes reviews, post-grant reviews, interferences, re-examinations, or oppositions involving the Anaptys Patents that are in or before any patent office (or other Governmental Authority performing similar functions), or (b) inventorship or ownership challenges involving the Anaptys Patents that are in or before any patent office or other Governmental Authority; 7.2.7 to the Knowledge of Anaptys, each Anaptys Patent properly identifies the inventor(s) of the inventions claimed in such Anaptys Patents, and each such inventor has assigned all of his or her entire right, title and interest in and to the applicable Anaptys Patent to Anaptys (or in the case of Anaptys Patents exclusively licensed to Anaptys as set forth on Schedule 1.7, the licensor of such Patent Right);

31 7.2.8 To Knowledge of Anaptys, the Development, Manufacturing and Commercialization of Licensed Products in the Field in the Territory does not infringe or misappropriate any Patent or intellectual property rights of a Third Party; 7.2.9 it has not received any and there are no pending or threatened (in writing) claims (including invitations to license), actions, suits or proceedings alleging that the Anaptys Technology or the Licensed Compounds or Licensed Products, or any Development or Manufacture thereof conducted prior to the Effective Date, violates, infringes or misappropriates the intellectual property rights of any Third Party, and to the Knowledge of Anaptys, no facts or circumstances exist that would reasonably be expected to give rise to any such claims, actions, suits or proceedings; 7.2.10 to the Knowledge of Anaptys, no Third Party is infringing or misappropriating, has violated, infringed or misappropriated or is threatening to infringe or misappropriate the Anaptys Patents or the Anaptys Know-How, and neither Anaptys nor any of its Affiliates has made or threatened a claim against a Third Party alleging that such Third Party is infringing or misappropriating or has violated, infringed or has misappropriated any Anaptys Patents or Anaptys Know-How; 7.2.11 neither Anaptys nor any of its Affiliates (a) are or have been at any time been debarred under 21 U.S.C. § 335a (or any foreign equivalent), or (b) to the Knowledge of Anaptys, are employing or using, or have employed or otherwise used, in any capacity the services of any person or entity debarred under 21 U.S.C. § 335a (or any foreign equivalent) in performing any research and development activities relating the Licensed Compounds or Licensed Products; 7.2.12 there is no pending, and to Knowledge of Anaptys, no threatened, adverse action, suit or proceeding against Anaptys involving any of the Anaptys Technology or the safety (including any product liability claim) of a Licensed Product; 7.2.13 Anaptys has disclosed in writing or made available to Licensee all material safety data and information in the possession of Anaptys and its Affiliates pertaining to the Licensed Compounds and Licensed Products; and 7.2.14 there are no legal claims, judgments or settlements against or owed by Anaptys or its Affiliates, or pending or threatened in writing, in each case relating to antitrust, anti- competition, anti-bribery or corruption violations. 7.3 Data Privacy. Each Party shall: (a) comply with Applicable Law in relation to data protection, privacy, or restrictions on, or requirements in respect of, the processing of Personal Data of any kind, including the Health Insurance Portability and Accountability Act, General Data Protection Regulation (Regulation (EU) 2016/679) (GDPR), and any equivalent Applicable Law in any other jurisdiction (as any of the foregoing may be amended from time to time, collectively, “Data Protection Laws”) with respect to the collection, use, transfer, storage, destruction, aggregation or other use of subject health information or other Personal Data (as defined in the applicable Data Protection Laws, collectively, “Personal Data”) in connection with its activities under or in connection with this Agreement, including the Development and Commercialization of any Licensed Product hereunder; (b) implement appropriate and reasonable security processes

32 and controls in connection with its activities under or in connection with this Agreement so as to protect the security and privacy of Personal Data in accordance with Data Protection Laws; and (c) take such steps as necessary to comply with Data Protection Laws to permit such Party to disclose Personal Data to the other Party and to permit the other Party to use and disclose such Personal Data for its own purposes in accordance with this Agreement. Without limiting the foregoing, if required by Applicable Law, the Parties will negotiate and enter into a written agreement with respect to the collection, storage, transfer, processing and use of Personal Data by the Parties and their Affiliates as contemplated by this Agreement (the “DPA”). 7.4 Licensee Covenants. Licensee hereby covenants that in the course of performing its obligations or exercising its rights under this Agreement, it shall, and shall cause its Affiliates and (sub)licensees and subcontractors to, comply with Applicable Law, including, as applicable, GMP, GLP and GCP. Licensee covenants that it shall not knowingly employ (or, to its knowledge, use any contractor, subcontractor, distributor or other Persons that provide services to Licensee in connection with this Agreement that employs) any Person that is debarred, disqualified, blacklisted, banned or subject to any similar sanction by any applicable Regulatory Authority (including, as applicable, the FDA pursuant to its authority under Sections 306(a) and (b) of the FFDCA) or that is the subject of any investigation or proceeding which may result in debarment, disqualification, blacklisting, banning or any similar sanction by any applicable Regulatory Authority, in each case, in connection with the performance of its activities under this Agreement. Licensee shall notify Anaptys in writing promptly if it or any such Person who is performing services hereunder is debarred, disqualified, blacklisted, banned or subject to any similar sanction by any applicable Regulatory Authority or becomes the subject of any such investigation or proceeding. 7.5 Anaptys Covenants. Anaptys hereby covenants to Licensee during the Term that (a) it shall, and shall cause its Affiliates to, remain in compliance with the Existing In-License Agreement, and it shall promptly provide to Licensee any written notice received from or provided to the counterparty to the Existing In-License Agreement that relates to Licensee’s rights or obligations hereunder, including any notice of breach or default, and (b) it will not (and will cause its Affiliates not to), without Licensee’s prior written consent, grant to any Third Party any license or other right, or any lien or security interest, with respect to any of the Anaptys Technology in a manner that would conflict with or impair any of the rights or licenses granted to Licensee hereunder. Anaptys covenants that it shall not knowingly employ (or, to its knowledge, use any contractor, subcontractor, distributor or other Persons that provide services to Anaptys in connection with this Agreement that employs) any Person that is debarred, disqualified, blacklisted, banned or subject to any similar sanction by any applicable Regulatory Authority (including, as applicable, the FDA pursuant to its authority under Sections 306(a) and (b) of the FFDCA) or that is the subject of any investigation or proceeding which may result in debarment, disqualification, blacklisting, banning or any similar sanction by any applicable Regulatory Authority, in each case, in connection with the performance of its activities under this Agreement. Anaptys shall notify Licensee in writing promptly if it or any such Person who is performing services hereunder is debarred, disqualified, blacklisted, banned or subject to any similar sanction by any applicable Regulatory Authority or becomes the subject of any such investigation or proceeding.

33 7.6 No Other Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, (A) NO REPRESENTATION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF ANAPTYS, LICENSEE OR THEIR RESPECTIVE AFFILIATES; AND (B) ALL OTHER WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE EXPRESSLY DISCLAIMED BY THE PARTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. NEITHER PARTY MAKES ANY WARRANTY, EITHER EXPRESS OR IMPLIED, THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF THE LICENSED COMPOUNDS OR LICENSED PRODUCTS WILL BE SUCCESSFUL OR ACHIEVE ANY PARTICULAR RESULT. ARTICLE 8 INDEMNIFICATION 8.1 Indemnification by Licensee. Licensee hereby agrees to defend, indemnify and hold harmless Anaptys, its Affiliates and its and their respective directors, officers, employees, agents, successors and assigns (each an “Anaptys Indemnitee”) from and against any and all liabilities, costs, expenses, and losses (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”), to which any Anaptys Indemnitee may become subject as a result of any claim, demand, action or other proceeding by a Third Party (each, a “Third Party Claim”) to the extent such Losses arise out of: (a) the Development, Manufacture, Commercialization or other exploitation of the Licensed Compounds or Licensed Products by Licensee, its Affiliates or Sublicensees (or any Third Party acting on their behalf) on or after the Effective Date in the Field in the Territory, (b) the gross negligence or willful misconduct of Licensee, its Affiliates or Sublicensees (or any Third Party acting on their behalf) in connection with this Agreement, or (c) the breach of this Agreement by Licensee; except, in each case (a)-(c), to the extent such Losses arise out of any conditions set forth in Sections 8.2(a)-(c) for which Anaptys is obligated to indemnify any Licensee Indemnitee under Section 8.2. 8.2 Indemnification by Anaptys. Anaptys hereby agrees to defend, indemnify and hold harmless Licensee, its Affiliates and Sublicensees, and its and their respective directors, officers, employees, agents, successors and assigns (each, a “Licensee Indemnitee”) from and against any and all Losses to which any Licensee Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses arise out of (a) the Development, Manufacture, Commercialization or other exploitation of the Licensed Compounds or Licensed Products by Anaptys or its Affiliates (or any Third Party acting on their behalf) prior to the Effective Date, (b) the gross negligence or willful misconduct of Anaptys or its Affiliates (or any Third Party acting on their behalf) in connection with this Agreement, (c) Anaptys’s performance or non-performance of its obligations under, or breach of, the Existing In-License Agreement, or (d) the breach of this Agreement by Anaptys, including Anaptys’s representations, warranties or covenants set forth herein; except, in each case (a)-(c), to the extent such Losses arise out of any conditions set forth in Sections 8.1(a)-(c) for which Licensee is obligated to indemnify any Anaptys Indemnitee under Section 8.1. 8.3 Procedure.

34 8.3.1 Notice. The Party seeking indemnification under Section 8.1 or Section 8.2 (the “Indemnified Party”) shall inform the other Party (the “Indemnifying Party”) of the Third Party Claim giving rise to the obligation to indemnify pursuant to such section within fifteen (15) Business Days after receiving written notice of such Third Party Claim, it being understood and agreed, however, that the failure or delay by an Indemnified Party to timely give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party is actually and materially prejudiced as a result of such failure or delay to give notice. 8.3.2 Procedure. (a) The Indemnifying Party may elect (but is not obligated) to assume control of and direct the defense of the Third Party Claim. The Indemnifying Party may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend, or settle such Third Party Claim or take other remedial or corrective actions with respect thereto as may be necessary for the protection of the interests of the Indemnified Party; provided, however, that any settlement shall be subject to the Indemnified Party’s prior written consent unless such settlement (i) is solely for monetary damages (for which the Indemnifying Party shall be responsible), (ii) does not impose injunctive or other equitable relief against the Indemnified Party, or require any admission of guilt or fault, and (iii) includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such Third Party Claim. In each case where the Indemnifying Party assumes control of the defense, the Indemnified Party shall have the right to employ separate counsel and participate in the defense at its own expense. (b) With respect to any Third Party Claim for which the Indemnifying Party has assumed the defense: (i) the Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with such defense, and (ii) so long as the Indemnifying Party is actively defending the Third Party Claim in good faith, the Indemnified Party shall not settle such Third Party Claim without the prior written consent of the Indemnifying Party. If the Parties cannot agree as to the application of Section 8.1 or Section 8.2 to any Third Party Claim, pending resolution of the dispute pursuant to Section 10.5, the Parties may conduct separate defenses of such Third Party Claim(s), with each Party retaining the right to claim indemnification from the other Party in accordance with Section 8.1 or Section 8.2 as applicable, upon resolution of the underlying claim. If the Indemnifying Party does not assume and conduct the defense of the Third Party Claim as provided above, (A) the Indemnified Party may defend against and consent to the entry of any judgment, or enter into any settlement with respect to, the Third Party Claim in any manner the Indemnified Party may deem reasonably appropriate, and (B) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided under Section 8.1 or Section 8.2. 8.4 Insurance. During the Term and for three (3) years thereafter, each Party, at its own expense, shall (and shall cause its Affiliates and Sublicensees to) maintain commercial general liability, product liability and other appropriate insurance in an amount consistent with industry standards in light of its respective obligations under this Agreement. Each Party shall provide the other Party with evidence of such insurance upon request and shall provide the other Party with written notice at least sixty (60) days prior to the cancellation, non-renewal or material changes in such insurance. Such insurance shall not be construed to create a limit of a Party’s liability under this Agreement.

35 8.5 Limitation of Liability. EACH PARTY AND ITS AFFILIATES SHALL NOT BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR (A) ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES, OR (B) ANY LOSS OF PROFITS OR REVENUE, IN EACH CASE (A) AND (B) ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIM IS IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, AND REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 8.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (I) A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8.1 OR SECTION 8.2, (II) LIABILITIES ARISING FROM A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 5, (III) ANY DAMAGES TO THE EXTENT ARISING FROM OR RELATING TO EITHER PARTY’S INFRINGEMENT, MISAPPROPRIATION OR OTHER VIOLATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, OR (IV) ANY DAMAGES TO THE EXTENT ARISING FROM OR RELATING TO WILLFUL MISCONDUCT OR FRAUDULENT ACTS OR FRAUDULENT OMISSIONS OF EITHER PARTY. 8.6 Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and actions as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Third Party Claims (or potential losses or damages) under this Article 8 (Indemnification). Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it. ARTICLE 9 TERM AND TERMINATION 9.1 Term. This Agreement shall be effective commencing on the Effective Date and shall expire in its entirety upon the expiration of the last to expire Royalty Term with respect to all Licensed Products and all countries (the “Term”), unless terminated earlier in accordance with this Article 9 or by mutual written agreement of the Parties. Following the expiration of the Royalty Term for a Licensed Product in a country, the license grant to Licensee under Section 2.1 shall become non-exclusive, fully paid-up, royalty-free, perpetual and irrevocable for such Licensed Product in such country. Upon the expiration of the Term, the license granted to Licensee under Section 2.1 shall become non-exclusive, transferable, sublicensable, fully-paid, royalty-free, perpetual and irrevocable in its entirety. 9.2 Termination by Licensee for Convenience. Following the three (3) year anniversary of the Effective Date, Licensee may terminate this Agreement for convenience in its entirety upon at least twelve (12) months’ prior written notice to Anaptys. 9.3 Termination for Material Breach. Each Party shall have the right to terminate this Agreement immediately in its entirety upon written notice to the other Party if such other Party materially breaches this Agreement and has not cured such breach within ninety (90) days following receipt of notice of such breach from the non-breaching Party; provided however, that if the breach is capable of being cured, but cure of such breach cannot reasonably be effected within such ninety (90) day period, then the cure period shall be extended an additional ninety (90)

36 days (for a total of one hundred eighty (180) days following receipt of notice of such breach from the non-breaching Party). Notwithstanding the foregoing, if the allegedly breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party, and such allegedly breaching Party provides the other Party notice of such dispute within sixty (60) days, then the other Party shall not have the right to terminate this Agreement pursuant to this Section 9.3 unless and until it is determined in accordance with Section 10.5 that the allegedly breaching Party has materially breached this Agreement and such breaching Party has failed to cure such breach within the time frames set forth above following such determination. 9.4 Termination for Bankruptcy. 9.4.1 Right to Terminate. Each Party shall have the right to terminate this Agreement effective immediately upon delivery of written notice to the other Party in the event that (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within sixty (60) days of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors. 9.4.2 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and otherwise will be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (“U.S. Bankruptcy Code”) or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. In the event that a case under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws is commenced by or against a Party, the other Party shall have all of the rights and elections set forth in Section 365(n) or comparable provision of applicable bankruptcy or insolvency laws to the maximum extent permitted thereby. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under U.S. Bankruptcy Code or any comparable provision of applicable bankruptcy or insolvency laws, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to such other Party (i) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless such Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under clause (i), following the rejection of this Agreement by such Party upon written request therefor by such other Party. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, including for purposes of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws: (a) the right of access to any intellectual property (including all embodiments thereof) of the licensor, or any Third Party with whom the licensor contracts to perform an obligation of such licensor under this Agreement which is necessary for the Development, Manufacture or Commercialization of Licensed Compounds and Licensed Products; (b) the right to contract directly with any Third Party described in (a) to complete the

37 contracted work and (c) the right to cure any default under any such agreement with a Third Party and set off the costs thereof against amounts payable to such licensor under this Agreement. 9.5 Termination for Patent Challenge. In the event that Licensee or any of its Affiliates directly takes any action, or knowingly provides financial or other assistance (including direct legal or technical advice) to any Third Party, to challenge in a court or administrative proceeding any claim in any Anaptys Patent as being invalid, unenforceable or otherwise not patentable, Anaptys shall have the right to immediately terminate this Agreement in its entirety upon thirty (30) days prior written notice to Licensee; provided that Anaptys shall not have the right to terminate this Agreement (a) if Licensee withdraws or causes to be withdrawn such action within such thirty (30) day period, or (b) if Licensee (or its Affiliate) or such Third Party challenged such Anaptys Patent in defense of claims raised by or on behalf of Anaptys (or its Affiliate) against Licensee (or its Affiliate) or such Third Party, or otherwise in connection with an assertion of a cross-claim or a counter-claim. In the event that Anaptys notifies Licensee in writing that any of Licensee’s Sublicensees directly takes any action, or knowingly provides financial or other assistance (including direct legal or technical advice) to any Third Party, to challenge in a court or administrative proceeding any claim in any Anaptys Patent as being invalid, unenforceable or otherwise not patentable, then Licensee shall terminate such Sublicensee’s sublicense in its entirety, unless (i) such action by such Sublicensee is withdrawn within thirty (30) days after Anaptys notice to Licensee thereof or (ii) such Sublicensee (or its Affiliate) or such Third Party challenged such Anaptys Patent in defense of claims raised by or on behalf of Anaptys (or its Affiliate) against such Sublicensee (or its affiliate) or such Third Party, or otherwise in connection with an assertion of a cross-claim or a counter-claim. 9.6 Full Force and Effect During Notice Period. This Agreement shall remain in full force and effect during the period commencing on the date of notice of termination of this Agreement and ending on the effective date of termination of this Agreement, including that Licensee shall owe royalties on Net Sales of Licensed Products made during such period, and shall be obligated to make any Milestone Payments for Milestone Events achieved during such period, even if the due date of such payment comes after the effective date of termination. 9.7 Effect of Termination. Without limiting any other legal or equitable remedies that either Party may have under this Agreement, in the event of termination of this Agreement for any reason, the terms of this Section 9.7 will apply as of the effective date of such termination. 9.7.1 License. All rights and licenses granted by a Party to the other Party pursuant to this Agreement shall terminate, and, subject to Section 9.7.2, all sublicenses granted hereunder by Licensee or its Affiliates shall also terminate. Licensee shall be released from its Development and Commercialization obligations in relation to any Licensed Product. 9.7.2 Sublicense Survival. Upon the request of any Third Party Sublicensee, Anaptys will enter into a direct license with such Sublicensee on the same terms as this Agreement, taking into account any differences in license scope, territory and duration of the sublicense grant and, subject to the proviso in this sentence, Anaptys will, and does hereby grant to each such Sublicensee such a direct license during the period from the termination of this Agreement until Anaptys and each such Sublicensee have entered into such direct license (each a “New License Agreement”), provided that such Sublicensee is not at the time of such termination in breach of

38 its sublicense agreement with Licensee or its Affiliate. Under any such New License Agreement between Anaptys and such former Sublicensee, such former Sublicensee will be required to pay to Anaptys the same amounts in consideration for such direct license as Anaptys would have received from Licensee pursuant to this Agreement on account of such former Sublicensee’s Development or Commercialization of Licensed Products had this Agreement not been terminated. Under such New License Agreement, Anaptys will not be bound by any grant of rights broader than, and will not be required to perform any obligation other than those rights and obligations contained in this Agreement, and all applicable rights of Anaptys set forth in this Agreement will be included in such New License Agreement. Notwithstanding the foregoing, Anaptys will not be obligated to enter into a New License Agreement with a Third Party Sublicensee of Licensee unless such Sublicensee notifies Anaptys within ninety (90) days after the termination of this Agreement that it wishes to enter into a New License Agreement. 9.7.3 Winddown; Sell-Off. Licensee shall be responsible for the prompt wind- down of Licensee’s, its Affiliates’ and its Sublicensees’ Development, Manufacturing and Commercialization of Licensed Compounds and Licensed Products in the Territory in compliance with Applicable Law. Notwithstanding the foregoing, other than in the event of termination this Agreement by Anaptys pursuant to Section 9.3 or Section 9.4, during the six (6) month period following the effective date of termination, Licensee and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose of all Licensed Products then in its or their respective inventory and any in-progress inventory, provided that Licensee shall continue to make payments to Anaptys on Net Sales of such Licensed Products in accordance with Section 4.3, and the rights and licenses granted to Licensee hereunder shall survive to the extent necessary for Licensee (and its Affiliates and Sublicensees) to conduct such sell-off. Except in connection with activities pursuant to the foregoing, Licensee, its Affiliates and, subject to Section 9.7.2, Sublicensees shall cease all exploitation of the Licensed Compounds and Licensed Products. 9.7.4 Program Reversion. In the event of termination this Agreement by Anaptys pursuant to Section 9.3 or Section 9.4 or termination by Licensee pursuant to Section 9.2, Licensee agrees to negotiate with Anaptys in good faith toward a worldwide, royalty bearing, sublicensable (through multiple tiers) exclusive license under the Licensee Collaboration Know- How and Licensee Collaboration Patents, and Licensee’s rights to the Joint Patents, to make, have made, use, import, export, offer for sale, sell, Develop, Manufacture, and Commercialize Licensed Compounds and Licensed Products in the Field in the Territory, provided that, without limiting the above, Anaptys shall additionally have, and Licensee hereby grants to Anaptys, effective upon such termination, a worldwide, fully-paid, royalty-free, perpetual, irrevocable, worldwide, royalty- free, sublicensable (through multiple tiers) non-exclusive license under the Licensee Collaboration Know-How and Licensee Collaboration Patents, and Licensee’s rights to the Joint Patents, to make, have made, use, import, export, offer for sale, sell, Develop, Manufacture, and Commercialize the Existing Licensed Product in the Field in the Territory. In addition, upon Anaptys’s request in writing within ninety (90) days of the effective date of such termination, subject to Section 9.7.2, Licensee shall (and shall cause its Affiliates and Sublicensees to) (a) transfer and assign to Anaptys or its designee all Regulatory Submissions, Regulatory Approvals and Pricing and Reimbursement Approvals Controlled by Licensee, its Affiliates or Sublicensees for the Licensed Compounds and Licensed Products, (b) transfer the conduct of any ongoing Clinical Trials for the Licensed Product being conducted by Licensee, its Affiliates or Sublicensees to Anaptys or its designee (it being understood that in the event that Anaptys continues such

39 Clinical Trials it shall be at Anaptys’s cost following such transfer), or (c) subject to Section 9.7.3 transfer to Anaptys all inventory of Licensed Product Controlled by Licensee, its Affiliates or Sublicensees at the actual cost of such supply, plus any reasonable costs associated with such transfer. Anaptys shall reimburse Licensee at the FTE Rate and External Costs associated with any such assistance. 9.8 Confidential Information. Upon the expiration or termination of this Agreement in its entirety, at the disclosing Party’s election, the receiving Party shall return or destroy all tangible materials to the extent comprising, bearing or containing any Confidential Information of the disclosing Party that are in receiving Party’s or its Affiliates’ possession or control and provide written certification of such destruction (if applicable) to the disclosing Party, provided that the receiving Party may retain one (1) copy of such Confidential Information for its archives solely to monitor compliance with its obligations herein or may retain such Confidential Information for which it has any continuing rights, and provided further that the receiving Party shall not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures. 9.9 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies in law or equity shall remain available except as agreed to otherwise herein. 9.10 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or right accruing prior to such expiration or termination. In addition, the following provisions of this Agreement shall survive expiration or termination of this Agreement: Article 1, 2.5, 4.2-4.7 (with respect to payment obligations accruing prior to termination), 4.8 (for the period stated therein), Article 5, 6.1, 6.5, 6.6.5, 7.6, Article 8, 9.7, 9.8, 9.9, 9.10, 10.1, 10.3, 10.4, 10.5, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, and 10.16. ARTICLE 10 MISCELLANEOUS 10.1 Assignment. 10.1.1 Generally. This Agreement may not be assigned or transferred by either Party in whole or in part without the prior written consent of the other Party. Notwithstanding the foregoing, either Party shall have the right, without the prior written consent of the other Party, to assign or transfer this Agreement or its rights and obligations hereunder to (i) an Affiliate, or (ii) its successor in interest in connection with a Change of Control or a sale of all or substantially all of its assets to which this Agreement relates. Unless the assignment is to an Affiliate, a Party shall notify the other Party in writing of any assignment of this Agreement by such Party within thirty (30) days following the closing of the transactions in respect thereof. The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the applicable Party. Any attempted assignment not in accordance with this Section 10.1 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

40 10.1.2 Effect of Change of Control. Whether or not this Agreement is assigned by Anaptys pursuant to Section 10.1.1 the Parties agree that all Patent Rights, Know-How, Regulatory Materials, Materials or other intellectual property rights of any Acquiror of Anaptys will by virtue of such Change of Control be deemed not to be “Controlled” by Anaptys for purposes of this Agreement. 10.2 Use of Affiliates. Either Party shall have the right to exercise its rights and perform its obligations under this Agreement through any of its Affiliates. In each case where a Party’s Affiliate has an obligation pursuant to this Agreement or performs an obligation pursuant to this Agreement, (a) such Party shall cause and compel such Affiliate to perform such obligation and comply with the terms of this Agreement and (b) any breach of the terms or conditions of this Agreement by such Affiliate shall be deemed a breach by such Party of such terms or conditions. 10.3 Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision that conforms as nearly as possible with the original intent of the Parties. 10.4 Governing Law; English Language. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any rules of conflict of laws that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods (CISG) of 11 April 1980 shall not be applicable. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. 10.5 Dispute Resolution. 10.5.1 Disputes. Any dispute, controversy or claim arising from or related to this Agreement, including the formation, existence, validity, enforceability, performance, interpretation, breach, or termination hereof or thereof or payments due hereunder (a “Dispute”) shall be finally resolved in accordance with Section 10.5.2. Notwithstanding the foregoing, any Disputes that are handled through mutual agreement of the Parties will not be subject to the provisions of this Section 10.5 so long as such decisions are made in accordance with this Agreement. 10.5.2 Dispute Resolution. (a) The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. Subject to Section 10.5.2(b), in the event the Parties cannot resolve such dispute, controversy or claim through good faith negotiations within a period of thirty (30) days, then the matter shall be referred to the Executive Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Executive Officers shall be set forth in writing and shall be conclusive and binding on the Parties.

41 (b) If the Executive Officers are not able to agree on the resolution of any such Dispute within thirty (30) days (or such other period of time as mutually agreed by the Executive Officers) after such Dispute was first referred to them, then either Party may bring a legal action. Any action brought by either Party under this Agreement shall be venued exclusively in the state or federal courts located in the county of New York, NY, and each Party expressly and irrevocably consents and submits to the jurisdiction of such courts having appropriate jurisdiction in connection with any such legal proceeding. In addition, each Party expressly and irrevocably waives any objection to the convenience of such forum. 10.5.3 Equitable Relief. Nothing in this Section 10.5 shall preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, either prior to or during any arbitration, to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. 10.6 Force Majeure. Except for payment obligations hereunder, neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder, if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, epidemic or pandemic, act of God or of the government of any country or of any local government (including emergency shut-down, lock-down or stay-at-home orders) or by any other cause unavoidable or beyond the control of any Party hereto (“Force Majeure”). In such event, the Party affected will provide prompt notice thereof to the other Party and will use all reasonable efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto, and the performance of any obligations of the Party not so affected, which obligations are directly dependent upon such performance by the affected Party, shall be tolled during such period. If any such failure or delay in a Party’s performance hereunder continues for more than ninety (90) days, the Parties may negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution. 10.7 Waivers and Amendments. The waiver by either Party of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise. Any waivers under this Agreement must be in writing to be effective. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party. 10.8 Relationship of the Parties. The Parties have the relationship of independent contractors to each other under this Agreement, and nothing contained herein is intended or is to be construed so as to constitute one Party as a partner, agent, or joint venturer of the other Party. In addition, nothing in this Agreement shall be construed to give a Party the power or authority to act for, bind or commit the other Party or its Affiliates to or under any contract, agreement, or undertaking with any Third Party. 10.9 Notices. All notices, consents or waivers under this Agreement shall be in writing and will be deemed to have been duly given when (a) scanned and converted into a portable document format file (i.e., pdf file) and sent as an attachment to an e-mail message, or (b) the earlier of when

42 received by the addressee or five (5) days after the date it was sent, if sent by registered mail or overnight courier by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or e-mail addresses set forth below (or to such other addresses and e-mail addresses as a Party or Licensee may designate by notice): If to Anaptys: AnaptysBio, Inc. 10770 Wateridge Circle, Suite 210 San Diego, CA 92121 Attention: Legal Department Email: [***] With a copy to (which shall not constitute notice) to: Fenwick & West LLP Attn: Stefano Quintini 555 California Street San Francisco, CA 94104 USA Email: [***] If to Licensee: Vanda Pharmaceuticals Inc. 2200 Pennsylvania Avenue, NW, Suite 300e Washington, DC 20037 USA ATTN: [***] With a copy to (which shall not constitute notice) to: [***] 10.10 No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with this Agreement or any provision contained herein or contemplated hereby. 10.11 Further Assurances. Anaptys and Licensee hereby agree without the necessity of any further consideration to execute, acknowledge and deliver any and all administrative documents and take any ministerial action as may be reasonably necessary to carry out the intent and purposes of this Agreement. 10.12 Entire Agreement. This Agreement, including all Exhibits and Schedules hereto, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof, and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter, including the CDA. 10.13 Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an

43 original, shall be construed together, and shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity. 10.14 Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and signing of this Agreement. 10.15 Construction; Interpretation. 10.15.1 Construction. The Parties hereto acknowledge and agree that (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, and (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement. 10.15.2 Interpretation. The captions and headings in this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits of or to this Agreement and references to this Agreement include all Exhibits and Schedules hereto. If any conflict exists between the main body of this Agreement and any Exhibit or Schedule hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (d) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (e) the word “or” shall have the inclusive meaning commonly associated with “and/or”; (f) words of any gender include the other genders; (g) words using the singular or plural number also include the plural or singular number, respectively; and (h) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof. 10.16 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, and each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law. 10.17 Export. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries which may be imposed upon or related to Licensee or Anaptys from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at

44 the time of export requires an export license or other Governmental Authority approval, without first obtaining the written consent to do so from the appropriate Governmental Authority. [Signature Page follows]

[Signature Page] IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives. AnaptysBio, Inc. By: /s/ Eric Loumeau Name: Eric Loumeau Title: Chief Legal Officer Vanda Pharmaceuticals Inc. By: /s/ Mihael H. Polymeropoulos, MD Name: Mihael H. Polymeropoulos, MD Title: Chairman, President and Chief Executive Officer List of Schedules: Schedule 1.6: Anaptys Materials Schedule 1.7: Existing Anaptys Patents Schedule 1.42: Existing Licensed Compound Schedule 3.1.1: Transition Plan Schedule 3.1.3: Third Party Agreements Schedule 5.5.1: Press Release